EXHIBIT 1.1
FORM OF UNDERWRITING AGREEMENT
Goldman Sachs Asset Backed Securities Corp.
Settlor and Depositor
[Name of ABS]
Series _____ - _____
[Class ______ Notes]
[Class ______ Notes]
[Class _______ Certificates]
[Class _______ Certificates]
               ,
Goldman, Sachs & Co.
[As Representative of the
     Several Underwriters]
85 Broad Street
New York, New York 10004
Ladies and Gentlemen:
     Goldman Sachs Asset Backed Securities Corp., a Delaware corporation (the “Company”), proposes to cause [Name of Trust] (the “Trust”) to issue and sell of $                     in aggregate stated amount of [Name of ABS] Notes [, Class ___and Class ___] ([collectively,] the “Notes”) and of $                     in aggregate stated amount of [Name of ABS] Certificates [, Class ___and Class ___] ([collectively,] [except for a de minimus portion of the Class ___Certificates,] the “[Certificates] [Securities]”) pursuant to [a] [the] [Trust Agreement] [[Master] Pooling and Servicing Agreement] [Standard Terms and Conditions of Pooling and Servicing] [, as supplemented by a [Series Supplement] [Reference Agreement]] ([as so supplemented,] the “[Trust] [Pooling and Servicing] Agreement”) [each] dated as of [date] [each] [between] [among] the Company [,                                         , as servicer (the “Servicer”)] and JPMorgan Chase Bank, as trustee (the “Trustee”) and will evidence beneficial interests in the Trust. [The Notes will be issued pursuant to an Indenture dated as of [date] between the Trust and                                         , as trustee (the “Indenture Trustee”) and will represent obligations of the Trust. The assets of the Trust consist primarily of a pool of [previously issued securities backed by] [motor vehicle loan agreements and motor vehicle retail installment sale contracts, in each case secured by new and used automobiles, vans and light duty trucks, security interests in the vehicles financed thereby] and certain monies due thereunder (the “Trust Assets”). The Notes and the Certificates are herein collectively referred to as the “Securities”.
     The Company proposes to sell the Securities to you [and to each of the other several underwriters participating in an underwriting syndicate managed by you]. Underwritten offerings of Securities may be made by you or by an underwriting syndicate managed by you (as used in this Agreement, references to “you” shall mean the firm or firms acting as sole underwriter(s) or as representative(s) of a group of underwriters of such offering).
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-___) for the registration of the Securities under the Securities Act of 1933 (the “1933 Act”), including a related form of prospectus and related form of prospectus supplement. Such registration statement was declared effective on                                         . Such registration statement, as from time to time amended, including all exhibits thereto, is hereinafter referred to as the “Registration Statement”. The form of prospectus that appears in the Registration Statement, as such prospectus is amended from time to time, is hereinafter referred to as the “Basic Prospectus”. The Basic Prospectus as supplemented by the prospectus supplement relating to the Securities, in the form in which, as so supplemented, it shall be filed with the Commission pursuant to Rule 424 under the 1933 Act, is hereinafter referred to as the “Final Prospectus”. “Preliminary Prospectus” shall mean the Basic Prospectus, as supplemented by the preliminary prospectus supplement which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus. “Free Writing Prospectus” shall mean a “free-writing prospectus,” as defined pursuant to Rule 405 under the 1933 Act, and “Trust Free Writing Prospectus” shall mean any Free Writing Prospectus that is included in the Time of Sale Information. “Effective Time” means, with respect to the Registration Statement, the date and time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and “Effective Date” means the date of the Effective Time. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus or, if no filing pursuant to Rule 424(b) is required, shall mean the prospectus supplement relating to the Securities, including the Basic Prospectus, included in the Registration Statement at the Effective Date. “Rule 430A Information” means information with respect to the Securities and the offering of the Securities permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A under the 1933 Act.
     At or prior to [ : ] [am][pm] on [date] (the “Time of Sale”), the Company had prepared the Preliminary Prospectus [and [DESCRIBE ANY FREE WRITING PROSPECTUS]] ([collectively,] the “Time of Sale Information”). If, subsequent to the date of this Agreement, the Company and the Underwriters determine that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Underwriters advise the Company that the Underwriters have reformed the purchase contracts with investors of the Securities, then “Time of Sale Information” will refer to the information available to purchasers at the time of entry into the first reformed purchase contract, including any information that corrects such material misstatements or omissions (such new information, the “Corrective Information”).
     The Company, hereby agrees with you [and the several Underwriters named in Schedule A hereto (collectively,] [(] the “Underwriter[s]”) as follows:
     SECTION 1. Representations and Warranties. The Company represents and warrants to you as of the date hereof, and to each Underwriter named on Schedule A hereto, as follows:
     (a) The Company meets the requirements for use of Form S-3 under the 1933 Act, and has filed with the Commission the Registration Statement on such Form, including a preliminary basic prospectus and a preliminary prospectus supplement for registration under the 1933 Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto as may have been required to the date hereof, each of which amendments has been previously furnished to you. The Company will next file with the Commission one of the following: (i) prior to the effectiveness of such registration statement, an amendment thereto (including the form of final basic prospectus and the form of final prospectus supplement relating to the Securities), (ii) after effectiveness of such registration statement, a final basic prospectus and a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b)(1) or (4) under the 1933 Act, or (iii) after the effectiveness of such registration statement, a final basic prospectus and a final prospectus supplement relating to the Securities in accordance with Rules 415 and 424(b)(2) or (5) under the 1933 Act. In the case of clauses (ii) and (iii), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the Rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus supplement, or such final prospectus supplement, shall include all Rule 430A Information, together with all other such required information with respect to the Securities and the offering thereof and, except to the extent that the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary basic prospectus and preliminary prospectus supplement that have previously been furnished to you) as the Company has advised you, prior to the Execution Time, will be included or made therein. If the registration statement contains the undertaking specified by Regulation S-K Item 512(a), the registration statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act.
     (b) The Time of Sale Information, at the Time of Sale did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through you specifically for use in the Time of Sale Information[, it being agreed that the only such information consists of [ ]][; and provided further that if subsequent to the Time of Sale but prior to or on the Closing Time the Company and the Underwriters determine that the Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, for purposes of this paragraph as it refers to the Closing Time, Time of Sale Information will include information available to purchasers on the Closing Time including Corrective Information].
     (c) Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives other than the Underwriters in their capacity as such) has not prepared or authorized, and will not prepare or authorize any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities other than any Trust Free Writing Prospectus included in the Time of Sale Information and other written communication approved by the Underwriters. Any Trust Free Writing Prospectus complied in all material respects with the Act, has been filed in accordance with Section 7 (to the extent required by Rule 433 under the 1933 Act).
     (d) [If the Time of Sale Information includes any Trust Free Writing Prospectus, then] the Company is not, and on the date on which the first bona fide offer of the Securities is made will not be, an “ineligible issuer”, as defined in Rule 405 under the 1933 Act.
     (e) The Registration Statement, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and does not contain any untrue statement of a material factor omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Final Prospectus at the time it is transmitted to the Commission for filing pursuant to Rule 424 under the 1933 Act and at the Closing Time referred to in Section 2 will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no material contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been so filed.
     (f) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, and other than as herein or therein contemplated, (i) the Company has not, and at no time through the Closing Time will it have, entered into any material transaction or incurred any material liability or obligation, contingent or otherwise, other than as may relate to additional series of securities similar to the Securities, (ii) there has not been, and at no time through the Closing Time will there have been, any material change in the capital stock or debt of the Company, or any material adverse change in the business of the Company, and no material legal or governmental proceeding, domestic or foreign, affecting the Company or the transactions contemplated by this Agreement has been or at any time through the Closing Time will have been instituted or threatened, and (iii) no event has or at any time through the Closing Time will have occurred that constitutes or would constitute a default under the provisions of the [Trust] [Pooling and Servicing] Agreement [or the Indenture].
     (g) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware with corporate power and authority to conduct its business as described in the

Registration Statement. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification and where the failure to so qualify would have a material adverse effect on the Company.
     (h) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.
     (i) The Company is not in violation of its Certificate of Incorporation or Bylaws. The Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which violations or defaults separately or in the aggregate would have a material adverse effect on the Company.
     (j) The Company owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to conduct its business as described in the Registration Statement or, if later, the applicable Final Prospectus; and the Company has conducted and is conducting its business so as to comply in all material respects with all applicable laws, administrative regulations and administrative and court decrees.
     (k) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending against the Company (except as set forth in the Registration Statement or, if later, the applicable Final Prospectus) which could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Company or which could reasonably be expected to interfere with or materially and adversely affect the consummation of the transactions contemplated herein.
     (l) The execution and delivery of this Agreement[,][and [the [Trust] [Pooling and Servicing] Agreement [and the Indenture], the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated herein and therein are within the corporate power and authority of the Company and have been duly authorized by the Company by all necessary corporate action; this Agreement has been duly executed and delivered by the Company, and each such instrument constitutes and will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with such instrument’s terms. Neither the execution and delivery of this Agreement, the incurrence of the obligations herein set forth, nor the consummation of the transactions contemplated herein will conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, mortgage, pledge, charge, security interest or encumbrance (collectively, “Lien”) upon any property or assets of the Company, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which the Company may be bound, or to which any of the property or assets of the Company is subject, which separately or in the aggregate are material, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or of any law, administrative regulation, or, to the best of such entity’s knowledge, any administrative or court decree.
     (m) The issuance of the Certificates has been duly authorized by the Company and, when such Certificates are executed and delivered in accordance with the [Trust] [Pooling and Servicing] Agreement and sold to the Underwriters pursuant to this Agreement, such Certificates will be legally issued and will duly evidence all the beneficial ownership interest in the related trust created by the [Trust] [Pooling and Servicing] Agreement.
     [((n)) The issuance of the Notes has been duly authorized by the Trust and, when such Notes are executed and delivered in accordance with the Indenture and sold to the Underwriters pursuant to this Agreement, such Notes will be legally issued and will duly evidence all the interest in the related trust created by the Indenture.]
     ([n][o]) The Securities[,] [and] the [Trust] [Pooling and Servicing] Agreement and the Indenture will conform in all material respects to the respective descriptions thereof contained in the applicable Final Prospectus.
     ([o][p]) The [Trust] [Pooling and Servicing] Agreement will be effective prior to the Closing Time to establish the Trust under and pursuant to the laws of the jurisdiction specified in such [Trust] [Pooling and Servicing] Agreement, and the acquisition of the Trust Assets by the Trustee will be effective to vest with the holders of the Certificates the entire beneficial ownership in the Trust Assets intended to be vested thereby.
     [([p][q]) The Trust’s assignment of the Trust Assets to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.]
     ([ ]) Each of the Company and the Trust is not, and will not as a result of the offer and sale of the Securities as contemplated in this Agreement become, an “investment company” or under the “control” of an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”)), which would be required to register under the Investment Company Act.
     (___) The representations and warranties made by the Company in the [Trust] [Pooling and Servicing] Agreement and in any Officers’ Certificate of the Company delivered pursuant to such [Trust] [Pooling and Servicing] Agreement will be true and correct at the time made and at the Closing Time.
     (___) Any certificate signed by an officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
     (___) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any governmental body, quasi-governmental body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with (i) the valid and proper deposit of the Trust Assets pursuant to the [Trust] [Pooling and Servicing] Agreement and (ii) the valid and proper authorization, issuance and sale of the Certificates pursuant to such [Trust] [Pooling and Servicing] Agreement [and of the Notes pursuant to the Indenture] and this Agreement, have been or will be taken or obtained on or prior to the Closing Time.
     (___) At or prior to the Closing Time, the Certificates shall be rated ___by ___. At or prior to the Closing Time, the Notes shall be rated the highest bond rating by ___.
     (___) Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement, [,][and] the [Trust] [Pooling and Servicing] Agreement [the Indenture] and in connection with the acquisition of the Trust Assets and the issuance of the Securities have been paid or will be paid at or prior to the related Closing Time.
     (___) [At the Closing Time, the Trustee under the [Trust] [Pooling and Servicing] Agreement will have acquired all right, title and interest in and to the Trust Assets] [Immediately prior to the Closing Time, the Company (or one of its affiliates) will own the Trust Assets free and clear of any Lien; the Company (or such affiliate) will have the corporate power and authority to assign, deliver and deposit the Trust Assets owned by it to and with the Trustee under the [Trust] [Pooling and Servicing] Agreement, and will have duly authorized the assignment, delivery and deposit of such Trust Assets to and with such Trustee by all necessary corporate action. At the Closing Time, the Company (or one of its affiliates) will have assigned and delivered to and transferred to the applicable Trustee under the applicable [Trust] [Pooling and Servicing] Agreement all its right, title and interest in and to the Trust Assets applicable to such Certificates as of the Closing Time.]
     SECTION 2. Sale and Delivery to the Underwriter[s]; Closing. The [commitment of the Underwriter] [several commitments of the Underwriters] to purchase Certificates shall be deemed to have been made on the basis of the representations and warranties herein contained. Subject to the terms and conditions herein set forth, the Company agrees to sell, or to cause one of its affiliates to sell, to [the] [each] Underwriter, [severally and not jointly,] and [the] [each] Underwriter, [severally and not jointly,] agrees to purchase from the Company, at a purchase price equal to [(i)] ___% of the original stated amount of the [Class ___] Certificates [[,][and] (ii) ___% of the original stated amount of the [Class ___] Certificates] [[,][and] (iii) ___% of the original stated amount of the [Class ___] Notes] [and (iv) ___% of the original stated amount of the [Class ___] Notes] the respective original stated amount of [the] [each class of such] Securities set forth on Schedule A hereto opposite the name of such Underwriter[, plus any additional original stated amount of Securities which such Underwriter may be obligated to purchase pursuant to Section 12 hereof].
     Delivery of, and payment of the purchase price for, the Securities shall be made at the office of Mayer, Brown, Rowe & Maw LLP, 71 S. Wacker Drive, Chicago, Illinois 60606, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on ___, or such other time as shall be agreed upon by you and the Company (such time and date being referred to as the “Closing Time”). Payment shall be made in immediately available funds, payable to or upon the order of the Company. Such Certificates shall be in such denominations and registered in such names as you may request in writing at least two business days prior to the Closing Time. The Certificates will be made available for examination and packaging by you in Chicago, Illinois not later than 10:00 A.M. on the business day next preceding the Closing Time. The Certificates to be so delivered will initially be represented by one or more Certificates registered in the name of Cede & Co., the nominee of DTC. The interests of beneficial owners of the Certificates will be represented by book entries on the records of DTC and participating members thereof.
     SECTION 3. Representations and Warranties of the Underwriters.
(a) Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Company, in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time:
(i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(ii) to any legal entity which has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than EUR43,000,000 and (C) an annual net turnover of more than EUR50,000,000, as shown in its last annual or consolidated accounts; or
(iii) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this Section 3(a), the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member

State. “European Economic Area” means Austria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom, Iceland, Liechtenstein and Norway.
(b) Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Company that:
(i) It has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.
(ii) It has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Trust.
     SECTION 4. Covenants of the Company. The Company covenants with you[, and with each Underwriter participating in the offering of the Certificates,] as follows:
     (a) Immediately following the execution of this Agreement, the Company will prepare a Final Prospectus setting forth the stated amount of Securities covered thereby and the terms not otherwise specified in the [Trust] [Pooling and Servicing] Agreement [and the Indenture] [, the names of the Underwriters participating in the offering and the principal amount of Securities which each severally has agreed to purchase, the names of any Underwriters acting as co-managers with you in connection with the offering,] the price at which the Securities are to be purchased by the Underwriter[s] from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Final Prospectus as you shall reasonably request. Subject to Section 7, the Company will file any Trust Free Writing Prospectus to the extent required by Rule 433 under the 1933 Act.
     (b) The Company will notify you immediately, and in writing confirm the notice, of (i) the receipt of any comments from the Commission concerning the Registration Statement, (ii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or for any additional information, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, and (v) the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or in any Final Prospectus then required to be distributed or which requires the making of a change in the Registration Statement or any such Final Prospectus in order to make any material statement therein, in light of the circumstances under which it was made, not misleading. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (c) The Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, and will not file any such amendment or supplement without furnishing a copy thereof to you and your counsel and obtaining your consent to such filing, which consent shall not be unreasonably withheld.
     (d) The Company will deliver to you, as soon as practicable, as many signed copies of the Registration Statement as originally filed and of each amendment thereto, with signed consents and exhibits filed therewith, and will also deliver to you such number of conformed copies of the

Registration Statement as originally filed and of each amendment thereto (including consents and exhibits), as you may reasonably request.
     (e) The Company will furnish to [each] [the] Underwriter, from time to time during the period when the Final Prospectus is required to be delivered under the 1933 Act, such number of copies of the Final Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the Securities Exchange Act of 1934 (the “1934 Act”).
     (f) If at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act any event occurs as a result of which the applicable Final Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend such Final Prospectus to comply with the 1933 Act, the Company, subject to subsection (c) above, promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.
     (g) The Company will endeavor, in cooperation with you and your counsel, to qualify the Securities for offering and sale under the applicable securities and Blue Sky laws of such jurisdictions as you may reasonably designate, and will maintain such qualification in effect for a period of not less than two years after the date hereof, and will cooperate with you and your counsel to determine the eligibility of the Securities for the investment by institutional investors in such jurisdictions. The Company will, at your request or the request of your counsel, file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. Notwithstanding the foregoing, no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to general service of process, other than by reason of the offer and sale of the Securities, to qualification as a foreign corporation or to taxation as a foreign corporation doing business in such jurisdiction.
     (h) The Company will make generally available to its security holders and will deliver to you as soon as practicable an earnings statement, conforming to the requirements of Section 11(a) of the 1933 Act, covering a period of at least twelve months beginning after the effective date of the Registration Statement. Compliance with Rule 158 of the 1933 Act Regulations shall satisfy the requirements of this paragraph.
     (i) So long as any Securities are outstanding, the Company will furnish to you as soon as practicable copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange by the Company and to the extent that such information has been maintained in the ordinary course by the Company, such other information as may reasonably be requested by you which in your judgment is necessary or appropriate to the maintenance of a secondary market in the Securities.
     SECTION 5. Payment of Expenses. The Company will pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Agreement[,] [and] the [Trust] [Pooling and Servicing] Agreement [and the Indenture] including without limitation those related to: (i) the filing of the Registration Statement with respect to the Securities and all amendments thereto, including Commission filing fees, (ii) the printing or photocopying and delivery to the Underwriter[s], in such quantities as you may reasonably request, of copies of this Agreement, (iii) the preparation, registration, issuance and delivery of the Securities to the Underwriter[s], (iv) the fees and disbursements of the Company’s counsel and accountants, and of any such counsel rendering a closing opinion with respect to matters of local law, (v) the qualification of the Securities under securities and Blue Sky laws and the determination of the eligibility of the Securities for investment in accordance with the provisions of Section 4(g), including filing fees and the reasonable fees and disbursements of counsel for the Underwriter[s] in connection therewith and in connection with the preparation of any Blue Sky Survey and Legal Investment Survey, (vi) the printing and delivery to the Underwriter[s], in such quantities as you may reasonably request, of copies of the Registration Statement with respect to the Securities and all amendments thereto, of any preliminary prospectus and preliminary prospectus supplement and of the Final Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey and Legal Investment Survey, (vii) the printing or photocopying and delivery to the Underwriter[s], in such quantities as you may reasonably request, of copies of the [Trust] [Pooling and Servicing] Agreement [and the Indenture], (viii) the fees charged by investment rating agencies for rating the Certificates, (ix) the fees and expenses, if any, incurred in connection with the listing of Certificates on any national securities exchange and (x) the fees and expenses of the Trustee [and the Indenture Trustee] and [its] [their respective] counsel.
     SECTION 6. Conditions of Underwriters’ Obligations. The obligations of the Underwriter[s] to purchase and pay for the Certificates pursuant to this Agreement are subject to the accuracy in all material respects, on and as of the date hereof, and the applicable Closing Time, of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:
     (a) Subsequent to the execution of this Agreement, there shall not have occurred or exist any of the following: (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company which, in your judgment, materially impairs the investment quality of the Securities; (ii) the imposition of additional material governmental restrictions, not in force and effect on the date of this Agreement, upon trading in securities generally, or the establishment generally of minimum or maximum prices on the New York Stock Exchange or the suspension of trading in securities generally on such exchange, or the establishment of a general banking moratorium by federal or New York authorities; (iii) any event which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or the Final Prospectus, or which is not reflected in the Registration Statement or the Final Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect; or (iv) an outbreak of major hostilities or other national or international calamity or any substantial change or acceleration in market, financial or economic conditions as, in your judgment, affects adversely the marketability of the Securities.
     (b) At the applicable Closing Time you shall have received the opinion or opinions, addressed to the Underwriter[s] and dated the Closing Time, of Mayer, Brown, Rowe & Maw LLP, special counsel to the Company, or other counsel reasonably satisfactory to you [and counsel for the Underwriters], which opinion or opinions shall be in form and substance reasonably satisfactory to you [and counsel for the Underwriters]. In rendering its opinion, Mayer, Brown, Rowe & Maw LLP and such other counsel may rely, as to matters of fact, on certificates of responsible officers of the Company, the Trustee [,the Indenture Trustee] and public officials and upon such opinions of such other counsel as may be acceptable to you.
     (c) At the Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, any material adverse change in the condition, financial or otherwise, earnings, business affairs, regulatory situation or business prospects of the Company whether or not arising in the ordinary course of business, and you shall have received, at the Closing Time, a certificate of the Chairman of the Board, the President or any Vice President of the Company to the effect that there has been no such material adverse change and to the effect that the other representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though made at and as of the Closing Time. (d) At the Closing Time, you and the Company shall have received the favorable opinion of counsel for the Trustee, addressed to the Underwriter[s] and the Company and dated the Closing Time, which opinion or opinions shall be in form and substance reasonably satisfactory to you and counsel for the Underwriter[s] and the Company.
          [( ) At the Closing Time, you and the Company shall have received the favorable opinion of counsel for the Indenture Trustee, addressed to the Underwriter[s] and the Company and dated the Closing Time, which opinion or opinions shall be in form and substance reasonably satisfactory to you and counsel for the Underwriter[s] and the Company.]
          (e) At the Closing Time, (i) counsel for the Underwriter[s] shall have been furnished with such documents and opinions (which opinions shall be limited to those specified in Sections 6(b) and 6(d)) as they may reasonably require for the purpose of enabling them to pass upon the Registration Statement, the Time of Sale Information, the Final Prospectus, the issuance and sale of the Securities and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained[,] [and] (ii) [each Underwriter that is not an affiliate of the Company shall have received the opinion or opinions, addressed to such Underwriter and dated the Closing Time, of special counsel to such Underwriter, which opinion or opinions shall be in the form specified in the applicable Terms Agreement or, if not so specified, in form and substance reasonably satisfactory to such Underwriter, and (iii)] all proceedings taken by the Company in connection with the issuance and sale of the Securities as contemplated in the [Trust] [Pooling and Servicing] Agreement [and the Indenture] shall be reasonably satisfactory in form and substance to you and counsel for the Underwriter[s].
          (f) At the Closing Time you shall have received or be entitled to rely upon any opinions of counsel to the Company supplied to the rating agency or rating agencies rating the Securities relating to certain matters with respect to the Securities. Any such opinions shall specify that the Underwriter[s are] [is] entitled to rely upon any such opinions as if such opinions were addressed to them.
          (g) You shall have received evidence satisfactory to you that, on or before the Closing Time, UCC-1 financing statements have been or are being filed in the appropriate filing offices reflecting the transfer of the interests of the Company in the Trust Assets and the proceeds thereof to the Trust [and the grant of the security interest therein by the Trust to the Indenture Trustee].
          (h) The Certificates shall be rated ___by                                         , and no rating agency shall have placed the Certificates under surveillance or review with possible negative implications. The Notes shall be rated ___by                     , and no rating agency shall have placed the Notes under surveillance or review with possible negative implications.
          [((i)) At the Closing Time, you and the Company shall have received the favorable opinion of counsel for the Servicer, addressed to the Underwriter[s] and the Company and dated the Closing Time, which opinion or opinions shall be in form and substance reasonably satisfactory to you and counsel for the Underwriter[s] and the Company.]
          If any condition in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.
     SECTION 7. Free Writing Prospectuses; Delivery of Preliminary Prospectus.
(a) In connection with the offering of the Securities, the Underwriter may prepare and provide to prospective investors Free Writing Prospectuses, or portions thereof, which the Company is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Company such Free Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in a PDF, except to the extent that the Company, in its sole discretion, waives such requirements, subject to the following conditions (to which such conditions the Underwriter agrees):

(b) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the 1933 Act, no Underwriter will convey or deliver any written communication to any person in connection with the initial offering of the Securities, unless such written communication (i) is made in reliance on Rule 134 under the 1933 Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the 1933 Act or (iii) constitutes a Free Writing Prospectus or Time of Sale Information. Without the Company’s prior written consent, the Underwriter shall not convey or deliver in connection with the initial offering of the Securities any “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB (“ABS Informational and Computational Material”) in reliance upon Rules 167 and 426 under the 1933 Act.
(c) Each Underwriter will deliver to the Company, no later than two Business Days prior to the date of first use thereof or such later date as may be agreed by the Company, any Free Writing Prospectus prepared by or on behalf of the Underwriter, including any Free Writing Prospectus that contains any “issuer information”, as defined in Rule 433(h) under the 1933 Act (“Trust Information”) (any Free Writing Prospectus prepared by an Underwriter is referred to as an “Underwriter Free Writing Prospectus”) .
(d) Each Underwriter represents and warrants to the Company that each Underwriter Free Writing Prospectus when read in conjunction with the Time of Sale Information did not, as of the date such Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Securities, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Trust Information supplied by the Company to the Underwriters or such Underwriter, which information was not corrected by Corrective Information subsequently supplied by the Company to the Underwriters or such Underwriter within a reasonable period of time prior to the Time of Sale.
(e) The Company agrees to file with the Commission when required under the 1933 Act Regulations the following:
(i) Any Trust Free Writing Prospectus;
(ii) Any Underwriter Free Writing Prospectus at the time required to be filed; and
(iii) Any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.
(f) Notwithstanding the provisions of Section 7(e), the Company will not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.
(g) The Company and the Underwriters each agree that any Free Writing Prospectuses prepared by it will contain the following legend:
The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx].
(h) The Company and the Underwriters each agree to retain all Free Writing Prospectuses that they have used and that are not filed with the Commission in accordance with Rule 433 under the 1933 Act.
(i) If any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus delivered to a purchaser of a Security contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a “Defective Free Writing Prospectus”), the Underwriter will notify the Company thereof within one Business Day after discovery.
(j) Provided that the Defective Free Writing Prospectus was a Trust Free Writing Prospectus or contained Trust Information, the Underwriter will, if requested by the Company:
(i) Prepare a Free Writing Prospectus which corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing

Prospectus, a “Corrected Free Writing Prospectus”);
(ii) Deliver the Corrected Free Writing Prospectus to each purchaser of a Security which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Securities;
(iii) Reform the contract of purchase with such purchaser by notifying such purchaser in a prominent fashion that the prior agreement to purchase Securities has been terminated, and of such purchaser’s rights as a result of termination of such agreement; and
(iv) Provide such purchaser with an opportunity to affirmatively agree to purchase such Securities on the terms described in the Corrected Free Writing Prospectus.
(k) [Each Underwriter, severally, represents and agrees (i) that it did not enter into any contract of sale for any Securities prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Securities, convey to each investor to whom Securities are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Company), at or prior to the applicable time of any such contract of sale with respect to such investor, the Preliminary Prospectus.]
(l) Each Underwriter covenants with the Company and the Trust that after the Final Prospectus is available the Underwriter will not distribute any written information concerning the Securities to a prospective purchaser of Securities unless such information is preceded or accompanied by the Final Prospectus.
(m) If the Company becomes aware that, as of the Time of Sale, any Trust Free Writing Prospectus delivered to a purchaser of a Security contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Trust Free Writing Prospectus, a “Defective Trust Free Writing Prospectus”), the Company will notify the Underwriter thereof within one Business Day after discovery, and, if requested by the Underwriter, prepare and deliver to the Underwriter a Free Writing Prospectus which corrects the material misstatement in or omission from the Defective Trust Free Writing Prospectus (such corrected Trust Free Writing Prospectus, a “Corrected Trust Free Writing Prospectus”.
     SECTION 8. Indemnification. (a) The Company agrees to indemnify and hold harmless [each] [the] Underwriter and each person, if any, who controls [any] [the] Underwriter within the meaning of Section 15 of the 1933 Act as follows:
               (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, preliminary prospectus supplement or the Final Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by [any Underwriter through] you expressly for use in the Registration Statement (or any amendment thereto) in any preliminary prospectus, preliminary prospectus supplement or the Final Prospectus (or any amendment or supplement thereto);
               (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based, in each case, upon any untrue statement or omission described in (i) above, if such settlement is effected with the written consent of the Company; and
               (iii) against any and all expense whatsoever

(including the reasonable fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened or any claim whatsoever based upon any untrue statement or omission, or any alleged untrue statement or omission described in (i) above, to the extent that any such expense is not paid under (i) or (ii) above.
     (b) [Each] [The] Underwriter [severally] agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement or any amendment thereto, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, preliminary prospectus supplement or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or in any preliminary prospectus, preliminary prospectus supplement or the Final Prospectus (or any amendment or supplement thereto).
     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.
     SECTION 9. Contribution. In order to provide for just and equitable contribution in circumstances in which an indemnity provided for in subsections (a) or (b) of Section 8 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, on the one hand, and the Underwriter[s], on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expense of the nature contemplated by such subsection incurred by the Company and [one or more of] the Underwriter[s], (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter[s] on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above and also the relative fault of the Company on the one hand and the Underwriter[s] on the other in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter[s] on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Certificates (before deducting expenses) received by the Company bear to the total compensation and profit (before deducting expenses) received or realized by the Underwriter[s] from the purchase and resale, or underwriting, of the Certificates. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter[s] and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue or alleged untrue statement or omission or alleged omission. The Company and the Underwriter[s] agree that it would not be just and equitable if the contributions pursuant to this Section 9 were to be determined by pro rata allocation [(even if the Underwriters were treated as one entity for such purpose)] or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 9. The amount paid by an indemnified party as a result of the losses, liabilities, claims, damages, or expenses referred to in the first sentence of this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 9. Notwithstanding any other provision of this Section 9, [no] [the] Underwriter shall [not] be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Certificates purchased by such Underwriter, less the aggregate amount of any damages that such Underwriter has been required to pay in respect of the same or substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. [The Underwriters’ obligations in this Section 9 to contribute shall be several in proportion to their respective underwriting obligations and not joint.] For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement or any amendment thereto, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.
     SECTION 10. Representations, Warranties, and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto or as contemplated hereby, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of [any] [the] Underwriter or controlling person thereof, and shall survive delivery of any Certificates to the Underwriters.
     SECTION 11. Termination of Agreement. (a) You may terminate this Agreement by notice to the Company, at any time at or prior to the Closing Time, (i) if there has been, since the respective dates as of which information is given in the Registration Statement or Final Prospectus, any material adverse change in the condition, financial or otherwise, earnings, business affairs, regulatory situation or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) if there has occurred any outbreak of major hostilities, acts of terrorism or domestic disturbance within the any of the 50 states of the United States of America or other national or international calamity or any substantial change or acceleration in market, financial or economic conditions, the effect of which is such as to make it, in your reasonable judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities or (iii) if trading generally on either the New York Stock

Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal or state authorities.
     (b) This Agreement may be terminated by you in accordance with Section 6 hereof.
     (c) In the event of any such termination, (i) the covenants set forth in Section 4 with respect to any offering of Securities shall remain in effect so long as [any] [the] Underwriter owns any Securities and (ii) the covenant set forth in Section 4(h), the provisions of Section 5, the indemnity agreement set forth in Section 8, and the provisions of Sections 9 and 15 shall remain in effect forever.
     SECTION 12. [Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase hereunder (the “Defaulted Securities”), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, you have not completed such arrangements within such 24-hour period, then:
     (a) if the aggregate original stated amount of Defaulted Securities does not exceed 10% of the aggregate original stated amount of the Securities to be purchased pursuant to this Agreement, the nondefaulting Underwriters named herein shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all nondefaulting Underwriters; and
     (b) if the aggregate original stated amount of the Defaulted Securities exceeds 10% of the aggregate original stated amount of the Securities to be pursuant to this Agreement, this Agreement shall terminate without any liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section 12 and nothing in this Agreement shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period of time not exceeding seven days in order to effect any required changes in the Registration Statement or in any other documents or arrangements.]
     SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication. Notices to the Company shall be directed to it at [ ], 85 Broad Street, New York, New York 10004, Attn: ___, and notices to you shall be directed to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attn:                                         .
     SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter[s] named herein and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto, and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from [any] [the] Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 15. GOVERNING LAW AND TIME. THIS AGREEMENT AND EACH TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 16. Relationship Among Parties. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of the Company or any other person. Additionally, none of the Underwriters are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect to any such legal, tax, investment, accounting or regulatory matters. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

If the foregoing is in accordance with your understanding hereof, please execute this Agreement in the appropriate space below and return to the undersigned, whereupon this instrument along with any counterpart will become a binding agreement among the Company and you in accordance with its terms.

Very truly yours,
Goldman Sachs Asset Backed Securities Corp.
By:
Name:
Title:
CONFIRMED AND ACCEPTED,
as of the date first above written:
GOLDMAN, SACHS & CO.
[Acting on behalf of themselves
and as Representative of the
several Underwriters]

By:
Name:
Title:

SCHEDULE A

[Class ___] Certificates	Principal Amount to be Purchased
Goldman, Sachs & Co	$

Total	$

[Class ___] Certificates	Principal Amount to be Purchased
Goldman, Sachs & Co.	$

Total	$

[Class ___] Certificates	Principal Amount to be Purchased
Goldman, Sachs & Co.	$

Total	$

[Class ___] Certificates	Principal Amount to be Purchased
Goldman, Sachs & Co.	$

Total	$

EXHIBIT 4.1
FORM OF INDENTURE
(DEALER FLOORPLAN SECURITIES)

[FORM OF INDENTURE]
between
[ ] AUTO RECEIVABLES SECURITIES TRUST 200_-__.
as Issuer
and
                                                                 ,

as Indenture Trustee
Dated as of ______________

CROSS-REFERENCE TABLE

TIA SECTION		INDENTURE SECTION
310	(a)(1)	6.11
	(a)(2)	6.11
	(a)(3)	6.10
	(a)(4)	6.14
	(b)	6.11
	(c)	N.A.
311	(a)	6.12
	(b)	6.12
	(c)	N.A.
312	(a)	7.1, 7.2
	(b)	7.2
	(c)	7.2
313	(a)	7.4(a), 7.4(b)
	(b)(1)	7.4(a)
	(b)(2)	7.4(a)
	(c)	7.4(a)
	(d)	7.4(a)
314	(a)	7.3(a), 3.9
	(b)	3.6
	(c)(1)	2.1, 2.9, 4.1, 11.1(a)
	(c)(2)	2.1, 2.9, 4.1, 11.1(a)
	(c)(3)	2.9, 4.1, 11.1(a)
	(d)	2.9, 11.1(b)
	(e)	11.1(a)
	(f)	11.1(a)
315	(a)	6.1(b)
	(b)	6.5
	(c)	6.1(a)
	(d)	6.2, 6.1(c)
	(e)	5.13
316	(a) last sentence	1.1
	(a)(1)(A)	5.11
	(a)(1)(B)	5.12
	(a)(2)	Omitted
316	(b), (c)	5.7
317	(a)(1)	5.3(b)
	(a)(2)	5.3(d)
	(b)	3.3
318	(a)	11.7
N.A. means Not Applicable.
Note: This cross reference table shall not, for any purpose, be deemed to be part of this Indenture.

     INDENTURE, dated as of                     , between                                         , a Delaware business trust (the “Issuer” or the “Trust”), and                                         , a                      banking corporation, as trustee and not in its individual capacity (the “Indenture Trustee”). Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes and (only to the extent expressly provided herein) the Certificates:
GRANTING CLAUSE
     The Issuer hereby grants to the Indenture Trustee, as trustee for the benefit of the Noteholders and (only to the extent expressly provided herein) the Certificateholders, all of the Issuer’s right, title and interest in, to and under: (a) all Eligible Receivables, all Collateral Security with respect thereto, all monies due or to become due thereon and all amounts received with respect thereto and all proceeds thereof (including “proceeds” as defined in Section 9-102 (a)(64) of the UCC and Recoveries), (b) all Cash Accumulation Accounts and all Distribution Accounts with respect to Notes, (c) the Trust Sale and Servicing Agreement (including the rights of Goldman Sachs Asset Backed Securities Corp. (the “Seller”) under the Pooling and Servicing Agreement assigned to the Issuer pursuant to the Trust Sale and Servicing Agreement), (d) each Basis Swap and any other Specified Support Arrangement, including the right to receive payments thereunder and (e) any proceeds of any of the foregoing (collectively with the items described in clauses (a), (b), (c) and (d), the “Issuer Collateral”).
The Seller has granted a security interest in each                      Reserve Fund to the Indenture Trustee pursuant to the terms of the Trust Sale and Servicing Agreement (the “Seller Collateral,” and collectively with the Issuer Collateral, the “Collateral”).
The foregoing grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction (except as otherwise provided in any Officer’s Issuance Certificate or supplement hereto), to secure (only to the extent expressly provided herein) distributions of Certificate Balance with respect to and interest on the Certificates, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture. This Indenture constitutes a security agreement under the UCC.
The foregoing grant includes all rights, powers and options (but none of the obligations, if any) of the Issuer under any agreement or instrument included in the Collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Receivables included in the Collateral and all other monies payable under the Collateral, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Issuer or otherwise and generally to do and receive anything that the Issuer is or may be entitled to do or receive under or with respect to the Collateral.
The Indenture Trustee, as trustee on behalf of the Noteholders and (only to the extent expressly provided herein) the Certificateholders, acknowledges such grant and accepts the trusts under this Indenture in accordance with the provisions of this Indenture.
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     SECTION 1.1 Definitions. Certain capitalized terms used in this Indenture shall have the respective meanings assigned them in Part I of Appendix A to the Trust Sale and Servicing Agreement dated as of the date hereof (as amended from time to time, the “Trust Sale and Servicing

Agreement”) among the Issuer, the Seller and ___ (“___”). All references herein to “this Indenture” are to this Indenture as it may be amended, supplemented or modified from time to time, and all references herein to Articles, Sections, subsections and exhibits are to Articles, Sections, subsections and exhibits of this Indenture unless otherwise specified. All terms defined in this Indenture shall have the defined meanings when used in any certificate, notice, Note or other document made or delivered pursuant hereto unless otherwise defined therein. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Indenture.
     SECTION 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     Commission means the Securities and Exchange Commission.
     indenture securities means the Notes.
     indenture trustee means the Indenture Trustee.
     obligor on the indenture securities means the Issuer and any other obligor on the indenture securities.
All other TIA terms used in this Indenture that are defined by the TIA, defined by reference to another statute or defined by a Commission rule have the respective meanings assigned to them by such definitions.
ARTICLE II
THE NOTES
     SECTION 2.1 Issuance of Notes; Execution, Authentication and Delivery. (a) Term Notes and Revolving Notes may be issued by the Issuer upon execution of this Indenture and from time to time thereafter, in each case, in accordance with the terms and conditions authorized by or pursuant to an Officer’s Issuance Certificate. The Term Notes may be issued in one or more series. The Revolving Notes may be issued in one or more series. The aggregate principal amount of the Revolving Notes and the Term Notes of all series that may be authenticated and delivered and outstanding under this Indenture is not limited.
     (b) The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.
     (c) Prior to or concurrently with the delivery of any Note to the Indenture Trustee for authentication, the Seller shall execute and deliver to the Indenture Trustee, or cause to be executed and delivered to the Indenture Trustee, an Officer’s Issuance Certificate and an Opinion of Counsel.
      (i) The Officer’s Issuance Certificate shall set forth, in addition to all other requirements of such certificate:
     (A) the designation of the particular series (which shall distinguish such series from all other series);
     (B) the aggregate principal amount of the series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration and transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to this Indenture);
     (C) the amount of or method for determining principal payments and the timing of such payments, including the Targeted Final Payment Date, if any, and the Stated Final Payment Date;
     (D) the rate or rates at which the Notes of such series shall bear interest, if any, or the initial interest rate and the method for determining subsequent interest rates, the date or dates from which such interest shall accrue, the date or dates on which such interest shall be payable and the record date or dates for the interest payable;
     (E) the obligations or rights, if any, of the Issuer to redeem or purchase Term Notes of such series or other redemption provisions and the price or prices at which and the terms and conditions upon which Term Notes of such series shall be redeemed or purchased;
     (F) if other than the principal amount thereof, the portion of the principal amount of Notes of such series which shall be payable upon acceleration of the maturity thereof;
     (G) without limiting the generality of the foregoing, and to the extent applicable, the extent to which payments on the Notes are senior, subordinate or pari passu in right of payment of principal and interest to other Notes;
     (H) without limiting the generality of the foregoing, if the Notes of such series are Revolving Notes, the Revolver Interest Rate and the Specified Maximum Revolver Balance;
     (I) whether and the extent to which Section 2.15 shall apply and, if the Notes of such series are Term Notes, whether such Notes will be issued as Book-Entry Notes and whether such Notes will be issued in bearer or registered form; and
     (J) any other terms or provisions of such series which may supersede the provisions of this Indenture.
The terms of each series of Notes as provided for in an Officer’s Issuance Certificate are part of the terms of this Indenture.
     (ii) The Opinion of Counsel shall provide, in addition to all other requirements of such opinion:
     (A) that the form and terms of such Notes have been established by or pursuant to an Officer’s Issuance Certificate in conformity with the terms of this Indenture;
     (B) that Notes in such form, when completed by appropriate insertions and executed and delivered by the Issuer to the Authentication Agent for authentication in accordance with this Indenture, authenticated and delivered by the Authentication Agent in accordance with this Indenture and sold in the manner specified in such Opinion of Counsel, will be valid and legally binding obligations of the Issuer;
     (C) that no approval, authorization, consent or order of any court or governmental agency or body which has not already been obtained or given is required in connection with the valid and proper authorization, issuance and sale of such series of Notes pursuant to this Indenture subject to certain exceptions, including but not limited to, state securities and Blue Sky laws and routine renewals of existing licenses and payments; and
     (D) for such other matters as the Authentication Agent may reasonably request.
     (d) Upon execution and delivery of an Officer’s Issuance Certificate and Opinion of Counsel to the Indenture Trustee, the Indenture Trustee or, if provided in an Officer’s Issuance Certificate, with respect to a series of Notes, an authentication agent for such series of Notes acting on behalf of the Indenture Trustee (the Indenture Trustee or other person authenticating such Notes, the “Authentication Agent”) shall thereupon authenticate and deliver the related Notes to or upon the written order of the Issuer, signed by any Authorized Officer.
     SECTION 2.2 Form of Notes and Authentication Agent’s Certificate of Authentication.
     (a) The Notes shall be in the forms provided from time to time by or pursuant to an Officer’s Issuance Certificate in accordance with the terms of this Indenture and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Issuer may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed or to conform to usage. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Definitive Term Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officer executing such Notes, as evidenced by such officer’s execution of such Notes.
     (b) The Authentication Agent certificate of authentication shall be substantially in the applicable following form:
INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes designated above and referred to in the within-mentioned Indenture.
The ___, not in its individual capacity but solely as Indenture Trustee
By:
Name:
Title:
Dated:
or
___, not in its individual capacity but solely as Authentication Agent
By:
Name:
Title:
Dated:
     (c) Each Note shall be dated the date of its authentication. Unless otherwise provided in the related Officer’s Issuance Certificate: (i) each Term Note shall be issuable as a registered Note in the minimum denomination of $1,000 and in integral multiples thereof, (ii) each Revolving Note shall be issuable as a registered Note in the minimum denomination of $100,000 and in any amount in excess thereof and (iii) Revolving Notes shall be issued as Definitive Notes and Sections 2.10, 2.11 and 2.12 of this Indenture shall not apply to the Revolving Notes.
     SECTION 2.3 Temporary Notes. (a) Pending the preparation of Definitive Term Notes, if any, to be issued in exchange for Book-Entry Notes, the Issuer may execute, and upon receipt of an Issuer Order the Authentication Agent shall authenticate and deliver, such Temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Term Notes in lieu of which they are issued and with such variations as are consistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.
     (b) If Temporary Notes are issued, the Issuer shall cause Definitive Term Notes to be prepared without unreasonable delay. After the preparation of Definitive Term Notes, the Temporary Notes shall be exchangeable for Definitive Term Notes upon surrender of the Temporary Notes at the Agency Office of the Issuer or a Paying Agent, if so specified in the applicable Officer’s Issuance Certificate, to be maintained as provided in Section 3.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more Temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Term Notes of authorized denominations. Until so delivered in exchange, the Temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Term Notes.
     SECTION 2.4 Registration; Registration of Transfer and Exchange of Notes. (a) The Issuer shall cause to be kept a Note Register, for each series of Notes, in which, subject to such reasonable regulations as the Issuer may prescribe, the Issuer shall provide for the registration of the Notes and the registration of transfers and exchanges of the Notes. The Indenture Trustee shall initially be the Note Registrar for the purpose of registering the Notes and transfers of the Notes as herein provided, unless with respect to a specific series of Notes, the Officer’s Issuance Certificate applicable to such series of Notes provides otherwise. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor Note Registrar or, if it elects not to make such an appointment, assume the duties of the Note Registrar.
     (b) If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register. The Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof. The Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.
     (c) Upon surrender for registration of transfer of any Note at the Corporate Trust Office of the Indenture Trustee or the Agency Office of the Issuer (and following the delivery, in the former case, of such Notes to the Issuer by the Indenture Trustee), the Issuer shall execute, the Authentication Agent shall authenticate and the Noteholder shall obtain from the Authentication Agent, in the name of the designated transferee or transferees, one or more new Notes of the same series in any authorized denominations of a like aggregate principal amount.
     (d) At the option of the Noteholder, Notes may be exchanged for other Notes of the same series in any authorized denominations, of a like aggregate principal amount, upon surrender of such Notes to be exchanged at the Corporate Trust Office of the Authentication Agent or the Agency Office of the Issuer (and following the delivery, in the former case, of such Notes to the Issuer by the Indenture Trustee), the Issuer shall execute, and the Authentication Agent shall upon receipt of a written order, authenticate and the Noteholder shall obtain from the Indenture Trustee, such Notes which the Noteholder making the exchange is entitled to receive.
     (e) All Notes issued upon any registration of transfer or exchange of other Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
     (f) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and the Note Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the place or places specified in the applicable Officer’s Issuance Certificate or the city in which the Corporate Trust Office of the Indenture Trustee is located, or having a correspondent in another place or places which is specified in the applicable Officer’s Issuance Certificate; and such other documents as the Indenture Trustee may require.
     (g) No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections

2.3 or 9.6 not involving any transfer.
     (h) The preceding provisions of this Section 2.4 notwithstanding, the Issuer shall not be required to transfer or make exchanges, and the Note Registrar need not register transfers or exchanges: (i) of Notes that have been selected for redemption pursuant to Article X, if applicable; (ii) of Notes that are due for repayment within 15 days of submission to the Corporate Trust Office or the Agency Office; or (iii) if Section 2.15 has not been complied with in connection with such transfer.
     SECTION 2.5 Mutilated, Destroyed, Lost or Stolen Notes. (a) If: (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon the Issuer’s written request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of a like series and aggregate principal amount; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer or Paying Agent, as applicable, may make payment to the Holder of such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date, if applicable, without surrender thereof.
     (b) If, after the delivery of a replacement Note or payment in respect of a destroyed, lost or stolen Note pursuant to subsection (a), a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from (i) any Person to whom it was delivered, (ii) the Person taking such replacement Note from the Person to whom such replacement Note was delivered or (iii) any assignee of such Person, except a bona fide purchaser, and the Issuer and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.
     (c) In connection with the issuance of any replacement Note under this Section 2.5 the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including all fees and expenses of the Indenture Trustee) connected therewith.
     (d) Any duplicate Note issued pursuant to this Section 2.5 in replacement for any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time or be enforced by any Person, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
     (e) The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
     SECTION 2.6 Persons Deemed Noteholders. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Paying Agent and any other agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the Noteholder for the purpose of receiving payments of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee, the Paying Agent nor any other agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.
     SECTION 2.7 Payment of Principal and Interest. (a) Interest on each series of Notes shall accrue and be payable as provided in Section 8.2 and the applicable Officer’s Issuance Certificate. Unless otherwise provided in the applicable Officer’s Issuance Certificate, any installment of interest payable on any Note shall be punctually paid or duly provided for by a deposit by or at the direction of the Issuer or Paying Agent, on behalf of the Issuer if so directed by the applicable Officer’s Issuance Certificate into the applicable Term Note Distribution Account or Revolver Distribution Account, as applicable, on or before the applicable Payment Date and shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the applicable Record Date, by wire transfer or check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date; provided, however, that, with respect to Revolving Notes and with respect to Book-Entry Notes registered on the applicable Record Date in the name of the Note Depository for which Definitive Term Notes have not been issued pursuant to Section 2.12, payment shall be made by wire transfer in immediately available funds to the account designated by such Holder.
     (b) The principal of each series of Notes shall be payable as provided in the applicable Officer’s Issuance Certificate. All principal payments on each series of Notes shall be made pro rata to the Noteholders of such series entitled thereto unless, with respect to any series of Revolving Notes, otherwise provided in the related Officer’s Issuance Certificate or otherwise agreed among the Seller and the holders of such Revolving Notes. Unless otherwise provided in the applicable Officer’s Issuance Certificate, any installment of principal payable on any Note shall be punctually paid or duly provided for by a deposit by or at the direction of the Issuer or Paying Agent on behalf of the Issuer if so directed by the applicable Officer’s Issuance Certificate into the applicable Term Note Distribution Account in the case of the Term Notes or the Revolver Distribution Account in the case of the Revolving Notes on or before the applicable Payment Date and shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the applicable Record Date, by wire transfer or check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date; provided, however, that, with respect to Revolving Notes and with respect to Book-Entry Notes registered on the Record Date in the name of the Note Depository for which Definitive Term Notes have not been issued pursuant to payment shall be made by wire transfer in immediately available funds to the account designated by such Holder, except for the final installment of principal on any such Note and the Redemption Price for any Term Notes, if so called, which, in each case, shall be payable as provided herein. The funds represented by any such checks in respect of interest or principal returned undelivered shall be held in accordance with Section 3.3.
     (c) With respect to any Payment Date on which the final installment of principal and interest on a series of Notes is to be paid, the Indenture Trustee shall notify each Noteholder of such series of Notes as of the Record Date for such Payment Date of the fact that the final installment of principal of and interest on such Note is to be paid on such Payment Date. With respect to Book- Entry Notes for which Definitive Term Notes have not been issued, such notice shall be sent on the Business Day prior to such Payment Date by facsimile, and with respect to Definitive Term Notes and Revolving Notes, such notice shall be sent not later than three Business Days after such Record Date in accordance with Section 11.5(a), and, in each case, shall specify that such final installment shall be payable only upon presentation and surrender of such Note and shall specify the place or places where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Term Notes shall be mailed to Noteholders as provided in Section 10.2.

     SECTION 2.8 Cancellation of Notes. All Notes surrendered for payment, redemption, exchange or registration of transfer shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever (other than for deposit in the Reserve Fund), and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.8, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be returned to it; provided, however, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee. The Indenture Trustee shall certify to the Issuer that surrendered Notes have been duly canceled and retained or destroyed, as the case may be.
     SECTION 2.9 Release of Collateral. The Indenture Trustee shall release property from the lien of this Indenture, other than as permitted by Sections 3.21, 8.2, 8.4 and 11.1, only upon receipt of an Issuer Request accompanied by an Officers’ Certificate, an Opinion of Counsel and (to the extent required by the TIA) Independent Certificates in accordance with TIA ss.ss. 314(c) and 314(d)(1).
     SECTION 2.10 Book-Entry Notes. Unless otherwise provided in the applicable Officer’s Issuance Certificate, each series of Term Notes, upon original issuance, shall be issued in the form of a typewritten Note or Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by or on behalf of the Issuer and such Note or Notes shall be registered on the Note Register in the name of the Note Depository (initially, ___). No Note Owner shall receive a Definitive Term Note representing such Note Owner’s interest in such Note, except as provided in Section 2.12. Unless and until Definitive Term Notes with respect to such Notes have been issued to such Note Owners pursuant to Section 2.12, with respect to such Notes:
     (a) the provisions of this Section 2.10 shall be in full force and effect;
     (b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on such Notes and the giving of instructions or directions hereunder) as the sole Holder of such Notes and shall have no obligation to the Note Owners;
     (c) to the extent that the provisions of this Section 2.10 conflict with any other provisions of this Indenture, the provisions of this Section 2.10 shall control;
     (d) the rights of the Note Owners shall be exercised only through the Clearing Agency and shall be limited to those rights established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants, and unless and until Definitive Term Notes are issued pursuant to Section 2.12, the initial Clearing Agency shall make book-entry transfers between the Clearing Agency Participants and receive and transmit payments of principal of and interest on such Notes to such Clearing Agency Participants, pursuant to the Note Depository Agreement; and
     (e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has: (i) received written instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and (ii) delivered such instructions to the Indenture Trustee.
     SECTION 2.11 Notices to Clearing Agency. With respect to any Term

Notes issued as Book-Entry Notes, whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Term Notes representing such Term Notes shall have been issued to the related Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to the related Noteholders to the Clearing Agency and shall have no other obligation to such Note Owners.
     SECTION 2.12 Definitive Term Notes. If for any Term Notes issued as Book-Entry Notes: (i) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to such Notes and the Issuer is unable to locate a qualified successor; (ii) the Administrator, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency; or (iii) after the occurrence of an Event of Default or a Servicing Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of such Notes advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Term Notes to such Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Note or Notes representing such Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Authentication Agent shall authenticate the related Definitive Term Notes in accordance with the instructions of the Clearing Agency within 60 days of the occurrence of the relevant event. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Term Notes, the Indenture Trustee shall recognize the Holders of such Definitive Term Notes as Noteholders. The terms and conditions of any affected series of Notes, the Indenture, the related Officer’s Issuance Certificate and any related paying agent agreement or related document shall be amended in such manner as the Indenture Trustee reasonably requires to take account of the issue of such Definitive Term Notes. The manner of the issuance of such Definitive Term Notes, for any series may be subject to such additional or different provisions as are specified in the related Officer’s Issuance Certificate.
     SECTION 2.13 Seller as Noteholder. The Seller in its individual or any other capacity may become the owner or pledgee of Notes of any series and may otherwise deal with the Issuer or its affiliates with the same rights it would have if it were not the Seller.
     SECTION 2.14 Tax Treatment. The Issuer and the Indenture Trustee, by entering into this Indenture, and the Noteholders and the Note Owners, by acquiring any Note or interest therein, (i) express their intention that the Notes qualify under applicable tax law as indebtedness secured by the Collateral and (ii) unless otherwise required by appropriate taxing authorities, agree to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income, state and local income and franchise taxes, [ ] single business tax, and any other taxes imposed upon, measured by or based upon gross or net income.
     SECTION 2.15 Special Terms Applicable to Subsequent Transfers of Certain Notes. (a) The Revolving Notes will not, and certain series of Term Notes may not, be registered under the Securities Act, or the securities laws of any other jurisdiction. Consequently, such Notes (the “Unregistered Notes”) are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions specified herein or in the related Officer’s Issuance Certificate. Unless otherwise provided in the related Officer’s Issuance Certificate, no sale, pledge or other transfer of any Unregistered Note (or interest therein) after the date thereof may be made by any Person unless either: (i) such sale, pledge or other transfer is made to a “qualified institutional buyer” (as defined under Rule 144A under the Securities Act) or to an institutional investor that is an “accredited investor” (as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and, if so requested by the Seller or the Indenture Trustee, such proposed transferee executes and delivers a certificate, substantially in the form attached hereto as Exhibit A or otherwise in form and substance satisfactory to the Indenture Trustee and the Seller, (ii) such sale, pledge or other transfer occurs outside of the United States to a non-United States Person in accordance with Regulation S of the Securities Act, or (iii) such sale, pledge or other transfer is otherwise made in a transaction exempt from the registration requirements of the Securities Act, in which case: (A) the Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and the Seller in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Indenture Trustee and the Seller, and (B) the Indenture Trustee shall require a written opinion of counsel (which shall not be at the expense of the Seller, the Servicer or the Indenture Trustee) satisfactory to the Seller and the Indenture Trustee to the effect that such transfer will not violate the Securities Act. Unless otherwise provided in the related Officer’s Issuance Certificate, no sale, pledge or other transfer of any Revolving Note that is an Unregistered Note (or interest therein) may be made by any Person unless the Seller shall have consented in writing to such transfer. Neither the Seller nor the Indenture Trustee shall be obligated to register any Unregistered Notes under the Securities Act, qualify any Unregistered Notes under the securities laws of any state or provide registration rights to any purchaser or holder thereof.
     (b) Unless otherwise provided in the related Officer’s Issuance Certificate, the Unregistered Notes may not be acquired by or for the account of a Benefit Plan and, by accepting and holding an Unregistered Note, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan and, if requested to do so by the Seller or the Indenture Trustee, the Holder of an Unregistered Note shall execute and deliver to the Indenture Trustee an Undertaking Letter in the form set forth in Exhibit B.
     (c) Unless otherwise provided in the related Officer’s Issuance Certificate, Unregistered Notes shall be issued in the form of Definitive Notes, shall be in fully registered form and Sections 2.10, 2.11 and 2.12 of this Indenture shall not apply thereto.
     (d) Each Unregistered Note shall bear legends to the effect set forth in subsections (a) and (b) (if subsection (b) is applicable) above.
     SECTION 2.16 CUSIP Numbers. The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption, if any, as a convenience to Holders; provided that such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other indemnification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Indenture Trustee of any change in the “CUSIP” numbers.
ARTICLE III
COVENANTS
     SECTION 3.1 Payment of Principal and Interest. The Issuer shall duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. On each date on which any payments are to be made, the Issuer or the Paying Agent, as applicable, shall cause amounts on deposit in the applicable Term Note Distribution Account and Revolver Distribution Account to be paid to the Term Noteholders and Revolving Noteholders, respectively, in accordance with the terms of the Notes and this Indenture, less amounts properly withheld under the Code or the laws of any applicable foreign jurisdiction by any Person from a payment to any Noteholder of interest and/or principal. Any amounts so withheld shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.
     SECTION 3.2 Maintenance of Agency Office. As long as any of the Notes remains outstanding, unless otherwise specified in the Officer’s Issuance Certificate, the Issuer shall maintain in the Borough of Manhattan, the City of New York, an office (the “Agency Office”), being an office or agency where Notes may be surrendered to the Issuer for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. Unless another person shall otherwise be appointed in the Officer’s Issuance Certificate, the Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.
     SECTION 3.3 Money for Payments To Be Held in Trust. (a) All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the applicable Term Note Distribution Account or Revolver Distribution Account pursuant to the applicable Officer’s Issuance Certificate shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the applicable Term Note Distribution Account or the Revolver Distribution Account for payments of Term Notes or Revolving Notes, respectively, shall be paid over to the Issuer except as provided in this Section 3.3.
     (b) On or before each date on which payments are to be made or the Redemption Date (if applicable), the Issuer shall deposit or cause to be deposited in the applicable Term Note Distribution Account and the Revolver Distribution Account (including pursuant to Section 4.5 of the Trust Sale and Servicing Agreement) aggregate sums sufficient to pay the amounts then becoming due with respect to the Term Notes and Revolving Notes, respectively, such sums to be held in trust for the benefit of the Persons entitled thereto.
     (c) The Issuer shall cause each Paying Agent, other than the Indenture Trustee, to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Paying Agent shall:
     (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;
     (ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;
     (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;
     (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent in effect at the time of determination; and
     (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.
     (d) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     (e) Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid by the Indenture Trustee to the Issuer; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).
     SECTION 3.4 Existence. The Issuer shall keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be most effective to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.
     SECTION 3.5 Protection of Trust Estate; Acknowledgment of Pledge. (a) The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, amendments thereto, continuation statements, assignments, certificates, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:
     (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof, including by making the necessary filings of financing statements or amendments thereto within sixty days after the occurrence of any of the following: (A) any change in the Issuer’s name, (B) any change in the location of the Issuer’s principal place of business, (C) any merger or consolidation or other change in the Issuer’s identity or organizational structure and by promptly notifying the Indenture Trustee of any such filings and (D) any other change or occurrence that would make any financing statement or amendment seriously misleading within the meaning of Section 9-507 of the UCC;

     (ii) perfect, publish notice of or protect the validity of any grant of a security interest made or to be made by this Indenture;
     (iii) enforce the rights of the Indenture Trustee and the Noteholders in any of the Collateral; or
     (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all Persons and parties, and the Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section 3.5.
     (b) The Indenture Trustee acknowledges the pledge by the Seller to the Indenture Trustee pursuant to Section 4.6(c) of the Trust Sale and Servicing Agreement of all of the Seller’s right, title and interest in and to the Reserve Accounts in order to provide for the payment to the Noteholders, the Certificateholders and the Servicer in accordance with Section 4.5(c) and (d) of the Trust Sale and Servicing Agreement, to assure availability of the amounts maintained in the ___Reserve Funds for the benefit of the Noteholders, the Certificateholders and the Servicer, and as security for the performance by the Seller of its obligations under the Trust Sale and Servicing Agreement.
     SECTION 3.6 Opinions as to Trust Estate. (a) On the Initial Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.
     (b) On or before March 15th in each calendar year, beginning ___, ___, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the lien and security interest created by this Indenture. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until ___in the following calendar year.
     SECTION 3.7 Performance of Obligations; Servicing of Receivables. (a) The Issuer shall not take any action and shall use its reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as otherwise expressly provided in this Indenture, the Trust Sale and Servicing Agreement, the Pooling and Servicing Agreement, the Administration Agreement or such other instrument or agreement.
     (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee herein or in the Basic Documents or an Officers’ Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.
     (c) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed under the terms of this Indenture, the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement in accordance with and within the time periods provided for herein and therein.
     (d) If the Issuer shall have knowledge of the occurrence of a Servicing Default under the Trust Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the response or action, if any, the Issuer has taken or is taking with respect of such default. If a Servicing Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Trust Sale and Servicing Agreement or the Pooling and Servicing Agreement with respect to the Receivables in the Accounts in the Pool of Accounts, the Issuer and the Indenture Trustee shall take all reasonable steps available to them pursuant to the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement to remedy such failure.
     SECTION 3.8 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not: (a) sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, except the Issuer may: (i) collect, liquidate, sell or otherwise dispose of the Trust’s interest in Receivables (including Warranty Receivables, Administrative Receivables and Defaulted Receivables), (ii) make cash payments out of the Designated Accounts and the Certificate Distribution Account and (iii) take other actions, in each case as contemplated by the Basic Documents;
     (b) claim any credit on, or make any deduction from the principal or interest payable in respect of the Notes (other than amounts properly withheld from such payments (including, but not limited to, withholding tax) under the Code or applicable foreign or state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;
     (c) voluntarily commence any insolvency, readjustment of debt, marshaling of assets and liabilities or other proceeding, or apply for an order by a court or agency or supervisory authority for the winding-up or liquidation of its affairs or any other event specified in Section 5.1(f); or
     (d) either: (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law or as otherwise contemplated by the Basic Documents) or (iii) permit the lien of this Indenture not to constitute a valid first -priority security interest in the Trust Estate (other than with respect to any such tax, mechanics’ or other lien).
     SECTION 3.9 Annual Statement as to Compliance. The Issuer shall deliver to the Indenture Trustee, on or before March 15th of each year, beginning ___, an Officer’s Certificate signed by an Authorized Officer, dated as of ___of such year, stating that:
     (a) a review of the activities of the Issuer during such fiscal year and of performance under this Indenture has been made under such

Authorized Officer’s supervision; and
     (b) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has fulfilled in all material respects all of its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Authorized Officer and the nature and status thereof. A copy of such certificate may be obtained by any Noteholder by a request in writing to the Issuer addressed to the Corporate Trust Office of the Indenture Trustee.
     SECTION 3.10 Consolidation, Merger, etc., of Issuer; Disposition of Trust Assets. (a) The Issuer shall not consolidate or merge with or into any other Person, unless:
     (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America, or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and timely payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;
     (ii) immediately after giving effect to such merger or consolidation, no Event of Default shall have occurred and be continuing;
     (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and such Person for each then outstanding series of Notes;
     (iv) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;
and
     (v) the Issuer shall have delivered to the Indenture Trustee an Officers’ Certificate and an Opinion of Counsel
addressed to the Issuer, each stating:
     (A) that such consolidation or merger and such supplemental indenture comply with this Section 3.10;
     (B) that such consolidation or merger and such supplemental indenture shall have no material adverse tax consequence to the Issuer or any Noteholder or Certificateholder; and
     (C) that all conditions precedent herein provided for in this Section 3.10 have been complied with, which shall include any filing required by the Exchange Act.
        (b) Except as otherwise expressly permitted by this Indenture or the other Basic Documents, the Issuer shall not sell, convey, exchange, transfer or otherwise dispose of any material portion of the properties and assets included in the Trust Estate to any Person, unless:
     (i) the Person that acquires such properties or assets of the Issuer (A) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State and (B) by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee:
     (A) expressly assumes the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture (and so long as any Specified Support Arrangement is in effect, such Specified Support Arrangements and all related documents) on the part of the Issuer to be performed or observed, all as provided herein;
     (B) expressly agrees that all right, title and

interest so sold, conveyed, exchanged, transferred or otherwise disposed of shall be subject and subordinate to the rights of Noteholders;
     (C) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes; and
     (D) expressly agrees that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;
     (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;
     (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and such Person for each then outstanding series of Notes;
     (iv) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;
and
     (v) the Issuer shall have delivered to the Indenture Trustee an Officers’ Certificate and an Opinion of Counsel
addressed to the Issuer, each stating that:
     (A) such sale, conveyance, exchange, transfer or disposition and such supplemental indenture comply with this Section 3.10;
     (B) such sale, conveyance, exchange, transfer or disposition and such supplemental indenture have no material adverse tax consequence to the Issuer or to any Noteholders or Certificateholders; and
     (C) that all conditions precedent herein provided for in this Section 3.10 have been complied with, which shall include any filing required by the Exchange Act.
     SECTION 3.11 Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.
     (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), the Issuer shall be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee from the Person acquiring such assets and properties stating that the Issuer is to be so released.
     SECTION 3.12 No Other Business. The Issuer shall not engage in any business or activity other than acquiring, holding and managing the Collateral and the proceeds therefrom in the manner contemplated by the Basic Documents, issuing the Notes and the Certificates, making payments on the Notes and the Certificates and such other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto, as set forth in Section 2.3 of the Trust Agreement, including entering into and making payments under any Specified Support Arrangements.
     SECTION 3.13 No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness for money borrowed other than indebtedness for money borrowed in respect of the Notes or in accordance with the Basic Documents.
     SECTION 3.14 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the other Basic Documents, the

Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.
     SECTION 3.15 Servicer’s Obligations. The Issuer shall use its best efforts to cause the Servicer to comply with its obligations under Section 3.05 of the Pooling and Servicing Agreement and Sections 4.1, 4.2 and 4.8 of the Trust Sale and Servicing Agreement.
     SECTION 3.16 Capital Expenditures. The Issuer shall not make any expenditure (whether by long-term or operating lease or otherwise) for capital assets (either real, personal or intangible property) other than the purchase of the Receivables and other property and rights from the Seller on the Initial Closing Date and from time to time thereafter pursuant to the Trust Sale and Servicing Agreement.
     SECTION 3.17 Removal of Administrator. So long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition for each series of Notes then outstanding shall have been satisfied in connection with such removal.
     SECTION 3.18 Restricted Payments. Except for payments of principal or interest on or redemption of the Notes, so long as any Notes are
Outstanding, the Issuer shall not, directly or indirectly:
     (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise, in each case with respect to any ownership or equity interest or similar security in or of the Issuer or to the Servicer;
     (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security; or
     (c) set aside or otherwise segregate any amounts for any such purpose;
provided, however, that the Issuer may make, or cause to be made, distributions to the Servicer, the Seller, the Indenture Trustee, the Owner Trustee and the Certificateholders as permitted by, and to the extent funds are available for such purpose under, the Trust Sale and Servicing Agreement, the Trust Agreement or the other Basic Documents. The Issuer shall not, directly or indirectly, make payments to or distributions from the Collection Account or any other Designated Account except in accordance with the Basic Documents.
     SECTION 3.19 Notice of Events of Default. The Issuer agrees to give the Indenture Trustee and the Rating Agencies written notice of each Event of Default hereunder, each Servicing Default, any Insolvency Event with respect to the Seller, each default on the part of the Seller or the Servicer of its respective obligations under the Trust Sale and Servicing Agreement and each default on the part of the Original Seller or the Servicer of its respective obligations under the Pooling and Servicing Agreement, in each case promptly after the discovery thereof by the Issuer.
     SECTION 3.20 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
     SECTION 3.21 Trustee’s Assignment of Interests in Certain Receivables. The Indenture Trustee shall assign, without recourse, representation or warranty, to the Servicer, the Original Seller or the Seller, as the case may be, all of the Indenture Trustee’s right, title and interest in and to any Receivable assigned by the Issuer to the Servicer, the Original Seller or the Seller, as applicable, pursuant to the Pooling and Servicing Agreement or the Trust Sale and Servicing Agreement

(including, without limitation, Section 9.3 thereof) (in each case, to the extent so assigned and upon the receipt of any related payment, if applicable), such assignment being an assignment outright and not for security; and the Servicer, the Original Seller or the Seller, as applicable, shall thereupon own the interest purchased in such Receivable, free of any further obligation to the Indenture Trustee, the Noteholders or the Certificateholders with respect thereto. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce such Receivable, the Indenture Trustee shall, at the Servicer’s expense, take such steps as the Servicer deems necessary to enforce the Receivable, including bringing suit in the Indenture Trustee’s name or the names of the Noteholders or the Certificateholders.
     SECTION 3.22 Representations and Warranties by the Issuer to the Indenture Trustee. The Issuer hereby represents and warrants to the
Indenture Trustee as follows:
     (a) Good Title. No interest in any Receivable conveyed to the Issuer has been sold, transferred, assigned or pledged by the Issuer to any Person other than the Indenture Trustee; immediately prior to the conveyance of such Receivables pursuant to this Indenture, the Issuer had good and marketable title thereto, free of any Lien; and, upon execution and delivery of this Indenture by the Issuer, the Indenture Trustee shall have all of the right, title and interest of the Issuer in, to and under such Receivables, free of any Lien; and
     (b) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Indenture Trustee, upon the acquisition by the Issuer of any Eligible Receivable, a first priority perfected security interest in such Eligible Receivable have been made.
ARTICLE IV
SATISFACTION AND DISCHARGE
     SECTION 4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to: (i) rights of registration of transfer and exchange; (ii) substitution of mutilated, destroyed, lost or stolen Notes; (iii) rights of Noteholders to receive payments of principal thereof and interest thereon; (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.12, 3.13, 3.19 and 3.21; (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Sections 4.2 and 4.4); and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, if:
     (a) either:
     (i) all Notes theretofore authenticated and delivered (other than (A) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or
     (ii) all Notes not theretofore delivered to the Indenture Trustee for cancellation:
     (A) have become due and payable,
     (B) will be due and payable on their respective Stated Final Payment Dates within one year, or
     (C) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the

Issuer, and the Issuer, in the case of (A), (B) or (C) of subsection 4.1(a)(ii) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire unpaid principal and accrued interest on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due;
     (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and
     (c) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate of the Issuer, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
     SECTION 4.2 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture and the applicable provisions of the Trust Sale and Servicing Agreement, including without limitation Section 4.5 thereof, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or in the Trust Sale and Servicing Agreement or by applicable law.
     SECTION 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to each series of Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to all such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
     SECTION 4.4 Duration of Position of Indenture Trustee. Notwithstanding the earlier payment in full of all principal and interest due to all Noteholders under the terms of the Notes of each series and the cancellation of such Notes pursuant to Section 3.1, the Indenture Trustee shall continue to act in the capacity as Indenture Trustee hereunder and, for the benefit of the Certificateholders, shall comply with its obligations under Sections 6.1(a), 8.2 and 8.3 of the Trust Sale and Servicing Agreement, as appropriate, until such time as all distributions in respect of Certificate Balance and interest due to the Certificateholders have been paid in full.
ARTICLE V
DEFAULT AND REMEDIES
     SECTION 5.1 Events of Default. For the purposes of this Indenture, “Event of Default” wherever used herein, means any one of the following events:
     (a) failure to pay any interest on any Note as and when the same becomes due and payable, and such default shall continue unremedied for a period of five (5) days; or
     (b) except as set forth in Section 5.1(c), failure to pay any installment of the principal of any Note as and when the same becomes due and payable, and such default continues unremedied for a period of thirty (30) days after there shall have been given, by registered or certified mail, written notice thereof to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Holders of not less than 25%

of the Outstanding Amount of the Notes, a written notice specifying such default and demanding that it be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (c) failure to pay in full the Outstanding Amount attributable to any series of Notes on or prior to the Stated Final Payment Date for such series; or
     (d) default in the observance or performance in any material respect of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with elsewhere in this Section 5.1) which failure materially and adversely affects the rights of the Noteholders, and such default shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer and the Seller (or the Servicer, as applicable) by the Indenture Trustee or to the Issuer and the Seller (or the Servicer, as applicable) and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (e) the filing of an order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under the Bankruptcy Code, and such order shall have continued undischarged or unstayed for a period of 90 days; or the filing of a decree or order by a court having jurisdiction in the premises approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Issuer under any other Insolvency Law, and such decree or order shall have continued undischarged or unstayed for a period of 90 days; or the filing of a decree or order of a court having jurisdiction in the premises appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall have continued undischarged and unstayed for a period of 90 consecutive days; or
     (f) the commencement by the Issuer of a voluntary case under the Bankruptcy Code; or the filing of a petition or answer or consent by the Issuer seeking reorganization, arrangement, adjustment or composition under any other Insolvency Law, or consent to the filing of any such petition, answer or consent; or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of an assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as such debts become due; or
     (g) any other event designated as such in an Officer’s Issuance Certificate.
The Issuer shall deliver to the Indenture Trustee within five Business Days after learning of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 5.1(d), its status and what action the Issuer is taking or proposes to take with respect thereto.
     SECTION 5.2 Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default should occur and be continuing, then and in every such case, unless the principal amount of the Notes shall have already become due and payable, either the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by the Noteholders) setting forth the Event or Events of Default, and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

     (b) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article V, the Holders of Notes representing a majority of the Outstanding Amount of the Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences; provided, however, that no such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereto; and provided, further, that if the Indenture Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason, or shall have been determined adversely to the Indenture Trustee, then and in every such case, the Indenture Trustee, the Issuer and the Noteholders, as the case may be, shall be restored to their respective former positions and rights hereunder, and all rights, remedies and powers of the Indenture Trustee, the Issuer and the Noteholders, as the case may be, shall continue as though no such proceedings had been commenced.
     SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. (a) The Issuer covenants that if there shall occur an Event of Default under Sections 5.1(a), (b) or (c) that has not been waived pursuant to Section 5.12, then the Issuer shall, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the ratable benefit of the parties to receive such amounts pursuant to the terms of this Indenture, the entire amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal for each series of Notes, at the rate borne by such Notes and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, with all such amounts applied as described in clause SECOND of Section 5.4(b).
     (b) If the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.
     (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by applicable law.
     (d) If there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under any Insolvency Law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

     (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;
     (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;
     (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and
     (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;
and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee for application in accordance with the priorities set forth in the Basic Documents, and, if the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor trustee except as a result of negligence or bad faith.
     (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.
     (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders.
     (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.
     SECTION 5.4 Remedies; Priorities.
     (a) If an Event of Default shall have occurred and be continuing and the Notes have been accelerated under Section 5.2(a), the Indenture Trustee may (but shall not be required to) do one or more of the following (subject to Section 5.5):
     (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then due and payable on the Notes or under this Indenture with respect thereto, whether by declaration of acceleration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;
     (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;
     (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and
     (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law or elect to have the Issuer maintain possession of the Trust Estate, including the Receivables included therein, and continue to apply Collections on such Receivables as if there had been no declaration of acceleration;
provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default and acceleration of the Notes, unless: (A) the Holders of all of the aggregate Outstanding Amount of the Notes and the Holders of Certificates representing all of the Voting Interests consent thereto, (B) the proceeds of such sale or liquidation distributable to the Securityholders are sufficient to discharge in full the principal of and the accrued interest on the Notes and the Certificate Balance of and accrued interest on the Certificates, in each case as of the date of such sale or liquidation or (C) (i) there has been an Event of Default under Section 5.1(a), (b) or (c) or otherwise arising from a failure to make a required payment of principal on any Notes, (ii) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as and when they would have become due if the Notes had not been declared due and payable and (iii) the Indenture Trustee obtains the consent of Holders of a majority of the aggregate Outstanding Amount of the Notes. In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.
     (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:
     FIRST: to the Indenture Trustee for amounts due under Section 6.7; and
     SECOND: to the Collection Account for distribution pursuant to Section 4.5 of the Trust Sale and Servicing Agreement, with such amounts being deemed to be Available Trust Principal and Available Trust Interest in the same proportion as the outstanding principal balance of the Notes bears to the accrued and unpaid interest on the Notes (and, if any series of Notes has Specified Support Arrangements, the amount unpaid under such Specified Support Arrangement).
       SECTION 5.5 Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.
     SECTION 5.6 Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;
     (b) the Holders of not less than 25% of the Outstanding Amount of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;
     (c) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;
     (d) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such
Proceedings; and
     (e) no written direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders of Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes. For the protection and enforcement of the provisions of this Section 5.6, each and every Noteholder shall be entitled to such relief as can be given either at law or in equity.
     If the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.
     SECTION 5.7 Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holders of Notes shall have the right to receive payment of the principal of and interest on such Notes, as allocated to it under the Trust Sale and Servicing Agreement and applicable Officer’s Issuance Certificate, on or after the respective due dates thereof expressed in such Notes or in this Indenture (or, in the case of redemption, if applicable, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holders.
     SECTION 5.8 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and to their respective former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.
     SECTION 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     SECTION 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.
     SECTION 5.11 Control by Noteholders. The Holders of a majority of the Outstanding Amount of the Notes shall, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the Indenture Trustee, have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, however, that:
     (a) such direction shall not be in conflict with any rule of law or with this Indenture;
     (b) subject to the express terms of Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by the Holders of Notes representing not less than 100% of the Outstanding Amount of the Notes;
     (c) if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to Section 5.5, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Trust Estate shall be of no force and effect; and
     (d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; provided, however, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might cause it to incur any liability: (i) with respect to which the Indenture Trustee shall have reasonable grounds to believe that adequate indemnity against such liability is not assured to it and (ii) which might materially adversely affect the rights of any Noteholders not consenting to such action.
     SECTION 5.12 Waiver of Past Defaults. (a) Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Holders of not less than a majority of the Outstanding Amount of the Notes may waive any past Default or Event of Default and its consequences except a Default: (i) in the payment of principal of or interest on any of the Notes or (ii) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each such Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
     (b) Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
     SECTION 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Indenture, or in any Proceeding against the Indenture Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to:
     (a) any Proceeding instituted by the Indenture Trustee;
     (b) any Proceeding instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the
Outstanding Amount of the Notes; or
     (c) any Proceeding instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).
     SECTION 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture. The Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
     SECTION 5.15 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b) hereof.
     SECTION 5.16 Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator’s expense, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Servicer of their respective obligations to the Issuer under or in connection with the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement or by the Original Seller of its obligations under or in connection with the Pooling and Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement.
     (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Outstanding Amount of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Trust Sale and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.
     (c) Promptly following a request from the Indenture Trustee to do so and at the Administrator’s expense, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Original Seller and the Servicer of each of their obligations to the Seller under or in connection with the Pooling and Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Pooling and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Original Seller and the Servicer of each of their obligations under the Pooling and Servicing Agreement.
     (d) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Outstanding Amount of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Seller against the Original Seller and the Servicer under or in connection with the Pooling and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Original Seller and the Servicer of each of their obligations to the Seller thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Pooling and Servicing Agreement, and any right of the Seller to take such action shall be suspended.
ARTICLE VI
THE INDENTURE TRUSTEE
     SECTION 6.1 Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, including without limitation, continuing to hold the Trust Estate and receive collections on the Receivables included therein and provided in the Trust Sale and Servicing Agreement.
     (b) Except during the continuance of an Event of Default:
     (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Trust Sale and Servicing Agreement and no implied covenants or obligations shall be read into this Indenture or the Trust Sale and Servicing Agreement against the Indenture Trustee; and
     (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).
     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) this Section 6.1(c) does not limit the effect of Section 6.1(b);
     (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

     (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.
     (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.
     (e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Trust Sale and Servicing Agreement or the Trust Agreement.
     (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (g) Every provision of this Indenture relating to the Indenture Trustee shall be subject to the provisions of this Section 6.1 and to the provisions of the TIA.
     SECTION 6.2 Rights of Indenture Trustee. (a) The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate from the Issuer or an Opinion of Counsel that such action or omission is required or permitted hereunder. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.
     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.
     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.
     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel
     (i) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Indenture Trustee security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
     (f) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Indenture Trustee, in its direction, may make such further inquiry or investigation into such facts or matters as it may see fit.

     (g) The Indenture Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Securities and this Indenture.
     (i) The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder.
     SECTION 6.3 Indenture Trustee May Own Notes. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Servicer or any of their respective Affiliates with the same rights it would have if it were not Indenture Trustee; provided, however, that the Indenture Trustee shall comply with Sections 6.10 and 6.11. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights.
     SECTION 6.4 Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.
     SECTION 6.5 Notice of Defaults. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.
     SECTION 6.6 Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver to each Noteholder the information and documents set forth in Article VII, and, in addition, all such information with respect to the Notes as may be required by the terms of the Trust Sale and Servicing Agreement to be provided to Holders by the Indenture Trustee to enable such Holder to prepare its federal and state income tax returns.
     SECTION 6.7 Compensation; Indemnity. (a) The Issuer shall cause the Servicer pursuant to Section 3.03 of the Pooling and Servicing Agreement to pay to the Indenture Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall cause the Servicer pursuant to Section 3.03 of the Pooling and Servicing Agreement to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall cause the Servicer pursuant to the Trust Sale and Servicing Agreement to indemnify the Indenture Trustee in accordance with Section 7.1 of the Trust Sale and Servicing Agreement.
     (b) The Issuer’s obligation to cause the Servicer to honor the Issuer’s obligations to the Indenture Trustee specified in Section 6.7(a) shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(e) or (f) with respect to the Issuer, if the Servicer has failed to honor such obligation the expenses are intended to constitute expenses of administration under any Insolvency Law.
     SECTION 6.8 Replacement of Indenture Trustee. (a) The Indenture Trustee may at any time give notice of its intent to resign by so notifying the Issuer; provided, however, that no such resignation shall become effective and the Owner Trustee shall not resign prior to the time set forth in Section 6.8(c). The Holders of a majority in Outstanding Amount of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. Such resignation or removal shall become effective in accordance with Section 6.8(c). The Issuer shall remove the Indenture Trustee if:
     (i) the Indenture Trustee fails to comply with Section 6.11;
     (ii) the Indenture Trustee is adjudged bankrupt or insolvent;
     (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or
     (iv) the Indenture Trustee otherwise becomes incapable of acting.
     (b) If the Indenture Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint and designate a successor Indenture Trustee.
     (c) A successor Indenture Trustee shall deliver a written acceptance of its appointment and designation to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.
     (d) If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee gives notice of its intent to resign or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of the Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment and designation of a successor Indenture Trustee.
     (e) If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.
     (f) Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.8, the Issuer’s obligations under Section 6.7 and the Servicer’s corresponding obligations under the Trust Sale and Servicing Agreement shall continue for the benefit of the retiring Indenture Trustee.
     SECTION 6.9 Merger or Consolidation of Indenture Trustee. (a) Any corporation into which the Indenture Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee under this Indenture; provided, however, that such corporation shall be eligible under the provisions of Section 6.11, without the execution or filing of any instrument or any further act on the part of any of the parties to this Indenture, anything in this Indenture to the contrary notwithstanding.
     (b) If at the time such successor or successors by merger or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee. In all such cases such certificate of authentication shall have the same full force as is provided anywhere in the Notes or herein with respect to the certificate of authentication of the Indenture Trustee.
     SECTION 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Issuer or any Dealer may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons approved by the Indenture Trustee to act as a co-trustee or co-trustees, jointly with the Indenture Trustee, or separate trustee or separate trustees, of all or any part of the Issuer, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and (only to the extent expressly provided herein) the Certificateholders, such title to the Issuer, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.
     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
     (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Issuer or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;
     (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and
     (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.
     (d) Any separate trustee or co-trustee may at any time appoint the Indenture Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA ss. 310(a) and Section 26(a) of the Investment Company Act. The Indenture Trustee shall have a combined capital and surplus, and an aggregate capital, surplus and undivided profits, of at least $___as set forth in its most recent published annual report of condition and (unless waived by ___) it shall have a long term unsecured debt rating of ___or better by ___. The Indenture Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.
     SECTION 6.12 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.
     SECTION 6.13 Representations and Warranties of Indenture Trustee. The Indenture Trustee represents and warrants as of the Closing Date that:
     (a) the Indenture Trustee is a ___banking corporation and the eligibility requirements set forth in Section 6.11 are satisfied with respect to the Indenture Trustee;
     (b) the Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;
     (c) the execution, delivery and performance by the Indenture Trustee of this Indenture: (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Indenture Trustee or any order, writ, judgment or decree of any court, arbitrator, or Governmental Authority applicable to the Indenture Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Indenture Trustee or
     (d) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Estate pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Indenture Trustee’s performance or ability to perform its duties under this Indenture or on the transactions contemplated in this Indenture;
     (e) the execution, delivery and performance by the Indenture Trustee of this Indenture shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any Governmental Authority or agency regulating the banking and corporate trust activities of the Indenture Trustee; and
     (f) this Indenture has been duly executed and delivered by the Indenture Trustee and constitutes the legal, valid and binding agreement of the Indenture Trustee, enforceable in accordance with its terms.
     SECTION 6.14 Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders and (only to the extent expressly provided herein) the Certificateholders in respect of which such judgment has been obtained.

     SECTION 6.15 Suit for Enforcement. If an Event of Default shall occur and be continuing, the Indenture Trustee, in its discretion may, subject to the provisions of Section 6.1, proceed to protect and enforce its rights and the rights of the Noteholders under this Indenture by a Proceeding whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy as the Indenture Trustee, being advised by counsel, shall deem necessary to protect and enforce any of the rights of the Indenture Trustee or the Noteholders.
     SECTION 6.16 Rights of Noteholders to Direct Indenture Trustee. Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes shall have the right to direct in writing the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee; provided, however, that subject to Section 6.1, the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken, or if the Indenture Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would be illegal or subject it to personal liability or be unduly prejudicial to the rights of Noteholders not parties to such direction; and provided, further, that nothing in this Indenture shall impair the right of the Indenture Trustee to take any action deemed proper by the Indenture Trustee and which is not inconsistent with such direction by the Noteholders.
ARTICLE VII
NOTEHOLDERS’ LISTS AND REPORTS
     SECTION 7.1 Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer shall furnish or cause to be furnished by the Servicer to the Indenture Trustee: (a) not more than five days before each date on which payments are to be made, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of the close of business on the related Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 14 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.
     SECTION 7.2 Preservation of Information, Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.
     (b) Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.
     (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIAss.312(c).
SECTION 7.3 Reports by Issuer. (a) The Issuer shall:
     (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission or any applicable state agencies, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or any applicable state agencies pursuant to comparable regulation;

     (ii) file with the Indenture Trustee and the Commission or any applicable state agencies in accordance with rules and regulations prescribed from time to time by the Commission or any applicable state agencies such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
     (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA ss. 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission or any applicable state agencies.
     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of such year.
     SECTION 7.4 Reports by Indenture Trustee. (a) If required by TIA ss. 313(a), within 60 days after each ___, beginning with ___, ___, the Indenture Trustee shall mail to each Noteholder as required by TIA ss. 313(c) a brief report dated as of such date that complies with TIA ss. 313(a). The Indenture Trustee also shall comply with TIA ss. 313(b). A copy of any report delivered pursuant to this Section 7.4(a) shall, at the time of its mailing to Noteholders, be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.
     (b) On each Payment Date, the Indenture Trustee shall include with each payment to each Noteholder a copy of the statement for the Collection Period or Periods applicable to such Payment Date as required pursuant to Section 4.8 of the Trust Sale and Servicing Agreement.
ARTICLE VIII
ACCOUNTS, DISBURSEMENTS AND RELEASES
     SECTION 8.1 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture, the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim an Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.
     SECTION 8.2 Designated Accounts; Payments. (a) On or prior to the Closing Date, the Issuer shall cause the Servicer to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificateholders, the Designated Accounts as provided in Articles IV and VI of the Trust Sale and Servicing Agreement (or with respect to any Designated Account for any series of Notes issued after the Closing Date, on or prior to the closing date with respect to such series of Notes).
     (b) Notwithstanding anything to the contrary herein, all investment earnings on funds on deposit in the applicable Term Note Distribution Account and the Revolver Distribution Account, net of losses and investment expenses, shall constitute Investment Proceeds and be applied as described in the Trust Sale and Servicing Agreement.
     SECTION 8.3 General Provisions Regarding Designated Accounts. (a) Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Designated

Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.
     (b) If: (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Designated Accounts to the Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Servicer and the Indenture Trustee) on any Business Day or (ii) an Event of Default shall have occurred and be continuing with respect to a series of Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2, or, if such series of Notes shall have been declared due and payable following an Event of Default, but amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.5 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Designated Accounts in one or more Eligible Investments selected by the Indenture Trustee.
     SECTION 8.4 Release of Trust Estate. (a) Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are consistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.
     (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due to the Indenture Trustee pursuant to Section 6.7 have been paid, notify the Issuer thereof in writing and upon receipt of an Issuer Request, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the applicable Term Note Distribution Account and the Revolver Distribution Account. The Indenture Trustee shall: (i) release any remaining portion of the Trust Estate that secured the Certificates from the lien of this Indenture and (ii) release to the Issuer or any other Person entitled thereto any funds then on deposit in the ___Reserve Fund or the Collection Account only at such time as: (A) there are no Notes Outstanding, (B) all payments in respect of the Certificate Balance and interest due to the Certificateholders have been paid in full and (C) all sums due to the Indenture Trustee pursuant to Section 6.7 have been paid.
     SECTION 8.5 Opinion of Counsel. The Indenture Trustee shall receive at least seven days’ notice when requested by the Issuer to take any action pursuant to Section 8.4(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action shall not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee pursuant to the provisions of this Indenture in connection with any such action.
ARTICLE IX
SUPPLEMENTAL INDENTURES
     SECTION 9.1 Supplemental Indentures Without Consent of Noteholders. (a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:
     (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject additional property to the lien of this Indenture;
     (ii) to evidence the succession, in compliance with Section 3.10 and the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained herein and in the Notes;
     (iii) to add to the covenants of the Issuer for the benefit of the Noteholders;
     (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;
     (v) to cure any ambiguity or to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture;
     (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and the Indenture and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;
     (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA, and the Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained;
     (viii) to increase or decrease the Specified Maximum Revolver Balance with respect to the Revolving Notes, subject to the satisfaction of the Rating Agency Condition, in the case of an increase, and the other conditions set forth in the Trust Sale and Servicing Agreement; or
     (ix) to add provisions to or delete or modify the existing provisions of this Indenture as appropriate to allow the Trust to issue foreign currency-denominated Notes, including without limitation adding provisions granting rights under this Indenture to counterparties of the currency swaps that may be entered into in connection with the issuance of such foreign currency-denominated Notes.
      (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Noteholders but with prior notice to the Rating Agencies, at any time and from time to time enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.
      SECTION 9.2 Supplemental Indentures With Consent of Noteholders. (a) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding

Amount of the Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:
     (i) change the due date of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate applicable thereto, or the Redemption Price with respect thereto, change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);
     (ii) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences as provided for in this Indenture;
     (iii) modify or alter the provisions of the proviso to the definition of the term “Outstanding”;
     (iv) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to sell or liquidate the Trust Estate pursuant to Section 5.4 if the proceeds of such sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the Outstanding Notes;
     (v) modify any provision of this Section 9.2 to decrease the required minimum percentage necessary to approve any amendments to any provisions of this Indenture;
     (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) (it being understood that the issuance of any Notes and the specification of the terms and provisions thereof pursuant to an Officer’s Issuance Certificate shall not be deemed to have such effect for purposes hereof), or modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Seller or any Affiliate of either of them; or
     (vii) permit the creation of any Lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the lien of this Indenture.
       (b) The Indenture Trustee may in its discretion determine whether or not any Notes would be affected (such that the consent of each Noteholder would be required) by any supplemental indenture proposed pursuant to this Section 9.2 and any such determination shall be conclusive and binding upon the Holders of all Notes, whether authenticated and delivered thereunder before or after the date upon which such supplemental indenture becomes effective. The Indenture Trustee shall not be liable for any such determination made in good faith.
       (c) It shall be sufficient if an Act of Noteholders approves the substance, but not the form, of any proposed supplemental indenture.

     (d) Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.2, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
     SECTION 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution of any such amendment have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.
     SECTION 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     SECTION 9.5 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.
     SECTION 9.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes of the same series.
ARTICLE X
REDEMPTION OF TERM NOTES
     SECTION 10.1 Redemption. A series of Term Notes shall be subject to redemption if and to the extent provided in the related Officer’s Issuance Certificate. The purchase price for any Term Notes shall be equal to the applicable Redemption Price set forth in the related Officer’s Issuance Certificate, provided the Issuer has available funds sufficient to pay such amount. The Issuer shall furnish the Rating Agencies notice of any such redemption. If any Term Notes are to be redeemed pursuant to this Section 10.1, the Issuer shall furnish notice thereof to the Indenture Trustee not later than 25 days prior to the applicable Redemption Date and the Issuer shall deposit into the applicable Term Note Distribution Account on or before the applicable Redemption Date, the aggregate Redemption Price of the Term Notes to be redeemed, whereupon all such Term Notes shall be due and payable on the Redemption Date.
     SECTION 10.2 Form of Redemption Notice. (a) Notice of redemption of any Term Notes under Section 10.1 shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than five days prior to the applicable Redemption Date to each Term Noteholder of record of the Term Notes to be redeemed at such Term Noteholder’s address appearing in the Note Register.

     (b) All notices of redemption shall state:
     (i) the applicable Redemption Date;
     (ii) the applicable Redemption Price;
     (iii) the place where the Term Notes are to be surrendered for payment of the Redemption Price (which shall be the Agency Office of the Indenture Trustee to be maintained as provided in Section 3.2);
     (iv) the CUSIP number, if applicable; and
     (v) the principal amount of Notes to be redeemed.
     (c) Notice of redemption of the Term Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Term Note shall not impair or affect the validity of the redemption of any other Term Note.
     SECTION 10.3 Term Notes Payable on Redemption Date. With respect to any Term Notes, such Term Notes shall, following notice of redemption as required by Section 10.2 (in the case of redemption pursuant to Section 10.1), on the applicable Redemption Date cease to be Outstanding for purposes of this Indenture and shall thereafter represent only the right to receive the applicable Redemption Price and (unless the Issuer shall default in the payment of such Redemption Price) no interest shall accrue on such Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating such Redemption Price.
ARTICLE XI
MISCELLANEOUS
     SECTION 11.1 Compliance Certificates and Opinions, etc (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee: (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.1, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the judgment of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.
     (b) (i) Prior to the deposit with the Indenture Trustee of any Collateral or other property or securities that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officers’ Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

     (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officers’ Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (b)(i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (b)(ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officers’ Certificate is less than $___or less than one percent of the Outstanding Amount of the Notes.
     (iii) Other than with respect to the release of any Warranty Receivables, Administrative Receivables or Defaulted Receivables, whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.
     (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereof as to the matters described in clause (b)(iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than Warranty Receivables, Administrative Receivables or Defaulted Receivables, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (b)(iii) above and this clause (b)(iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $___or less than one percent of the then Outstanding Amount of the Notes.
     (v) Notwithstanding Section 2.9 or any other provision of this Section 11.1, the Issuer may: (A) collect, liquidate, sell or otherwise dispose of Receivables and related Collateral Security and proceeds of both as and to the extent permitted or required by the Basic Documents, (B) make cash payments out of the Designated Accounts and the Certificate Distribution Account as and to the extent permitted or required by the Basic Documents and (C) take any other action not inconsistent with the TIA.
       SECTION 11.2 Form of Documents Delivered to Indenture Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
       (b) Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     (d) Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.
     SECTION 11.3 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders or a series of Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.3.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.
     (c) The ownership of Notes shall be proved by the Note Register.
     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes (or any one or more Predecessor Notes) shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
     SECTION 11.4 Notices, etc., to Indenture Trustee, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:
     (a) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

     (b) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and either sent by electronic facsimile transmission (with hard copy to follow via first class mail) or mailed, by certified mail, return receipt requested to the Issuer and the Owner Trustee each at the address specified in Appendix B to the Trust Sale and Servicing Agreement. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Indenture Trustee shall likewise promptly transmit any notice received by it from the Noteholders to the Issuer.
     (c) Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be delivered as specified in Appendix B to the Trust Sale and Servicing Agreement.
     SECTION 11.5 Notices to Noteholders; Waiver. (a) Where this Indenture provides for notice to Noteholders of any condition or event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. If notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.
     (b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.
     (c) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.
     (d) Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.
     SECTION 11.6 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.
     SECTION 11.7 Conflict with Trust Indenture Act.
     (a) If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.
     (b) The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.
     SECTION 11.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 11.9 Successors and Assigns. (a) All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.
     (b) All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.
     SECTION 11.10 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 11.11 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders and the Note Owners and (only to the extent expressly provided herein) the Certificateholders and the Certificate Owners and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     SECTION 11.12 Legal Holidays. If the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.
     SECTION 11.13 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     SECTION 11.14 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     SECTION 11.15 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.
     SECTION 11.16 No Recourse. (a) Each Noteholder will agree by acceptance of a Note (or interest therein) that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against:
     (i) the Indenture Trustee or the Owner Trustee in its individual capacity;
     (ii) any owner of a beneficial interest in the Issuer; or
     (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     (b) Except as expressly provided in the Basic Documents, neither the Seller, the Servicer, the Indenture Trustee nor the Owner Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuer, nor any of their respective partners, owners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Notes or this Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee solely as the Owner Trustee in the assets of the Issuer. Each Noteholder or Note Owner by the acceptance of a Note (or beneficial interest therein) will agree that, except as expressly provided in the Basic Documents, in the case of an Event of Default under this Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in this Indenture or in the Notes.
     (c) No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder and Note Owner, by accepting a Note (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Seller or the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller or the Issuer under any Insolvency Law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller or the Issuer.
     SECTION 11.17 Inspection. The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.
* * * * *

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

By:	, not

in its individual capacity but solely as Owner Trustee

By:

Name:
Title:
, as

Indenture Trustee
By:

Name:
Title:

EXHIBIT A
TRANSFER CERTIFICATE
85 Broad Street
New York, New York 10004
Attn:
Ladies and Gentlemen:
In connection with the purchase of a Note subject to Section 2.15 of the Indenture dated as of                     , 20___(the “Unregistered Note”) of the                                                                                 , the undersigned buyer (“Buyer”) hereby acknowledges, represents and agrees that:
(a) The Buyer has received the [describe offering document] relating to the offering of the Unregistered Note (including exhibits thereto).
(b) The Buyer understands that the Unregistered Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. The Buyer agrees, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that such Unregistered Note may be resold, pledged or transferred only: (i) to an institutional investor that is an “Accredited Investor” as defined in Rule 501(a)(1),(2),(3) or (7) (an “Institutional Accredited Investor”) under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Institutional Accredited Investors unless the holder is a bank acting in its fiduciary capacity) that, if so requested by the Seller or the Indenture Trustee, executes a certificate in the form hereof, (ii) so long as such Unregistered Note is eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”), to a person whom the Buyer reasonably believes after due inquiry to be a “qualified institutional buyer” (as defined in Rule 144A) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers”) that, if so requested by the Seller or the Indenture Trustee, executes a certificate in the form hereof or (iii) in a sale, pledge or other transfer made in a transaction otherwise exempt from the registration requirements of the Securities Act, in which case (A) the Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and the Seller in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Indenture Trustee and the Seller, and (B) the Indenture Trustee shall require a written opinion of counsel (which will not be at the expense of the Seller, the Servicer or the Indenture Trustee) satisfactory to the Seller and the Indenture Trustee to the effect that such transfer will not violate the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. The Buyer will notify any purchaser of the Unregistered Note from it of the above resale restrictions, if then applicable. The Buyer further understands that in connection with any transfer of the Unregistered Note by it that the Seller and the Indenture Trustee may request, and if so requested the Buyer will furnish, such certificates and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.
(c)
[CHECK ONE]
[ ] (1) The Buyer is an institutional investor and an “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Institutional Accredited Investors unless the Buyer is bank acting in its fiduciary capacity). The Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Unregistered Note, and the Buyer and any accounts for which it is acting are able to bear the economic risk of investment in the Unregistered Note for an indefinite period of time. The Buyer is acquiring the Unregistered Note for investment and not with a view to, or for offer and sale in connection with, a public distribution. [ ] (2) The Buyer is a “qualified institutional buyer” as defined under Rule 144A under the Securities Act and is acquiring the Unregistered Note for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers”). The Buyer is familiar with Rule 144A under the Securities Act and is aware that the seller of the Unregistered Note and other parties intend to rely on the statements made herein and the exemption from the registration requirements of the Securities Act provided by Rule 144A. (d) You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Print Name of Buyer
By:

Name:

Title:
Date:

EXHIBIT B
UNDERTAKING LETTER
85 Broad Street
New York, New York 10004
Attn:
Ladies and Gentlemen:
In connection with our purchase of record or beneficial ownership of a Note subject to the provisions of Section 2.15 of the Indenture dated as of                     ,20___(the “Unregistered Note”) of the                                                                                 , the undersigned purchaser, record owner or beneficial owner hereby acknowledges, represents and warrants that such purchaser, record owner or beneficial owner:
(1) is not, and has not acquired the Unregistered Note by or for the benefit of: (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or (iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity; and
(2) acknowledges that you and others will rely on our acknowledgments, representations and warranties, and agrees to notify you promptly in writing if any of our acknowledgments, representations or warranties herein cease to be accurate and complete.

Name of Note Owner
By:

Name:

Title:
Date: